The information in this preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
  Filed Pursuant to Rule 424(b)(2)
 Registration No. 333-299595
SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS SUPPLEMENT DATED OCTOBER 23, 2026
PROSPECTUS SUPPLEMENT
(To prospectus dated October 23, 2026)
United Rentals (North America), Inc.
$           % Senior Notes due 2029
$           % Senior Notes due 2031
$           % Senior Notes due 2036

We are offering $       of     % Senior Notes due 2029, which we refer to as the “2029 notes,” $       of     % Senior Notes due 2031, which we refer to as the “2031 notes,” and $       of     % Senior Notes due 2036, which we refer to as the “2036 notes” and, together with the 2029 notes and the 2031 notes, as the “notes.” We will pay interest on the 2029 notes semi-annually in cash in arrears on        and        of each year. We will pay interest on the 2031 notes semi-annually in cash in arrears on        and        of each year. We will pay interest on the 2036 notes semi-annually in cash in arrears on        and        of each year. The first interest payment on the 2029 notes will be made on       , 2027, the first interest payment on the 2031 notes will be made on       , 2027, and the first interest payment on the 2036 notes will be made on       , 2027. The 2029 notes will mature on        , 2029, the 2031 notes will mature on       , 2031 and the 2036 notes will mature on       , 2036.
We may redeem some or all of the notes of each series at any time before maturity at the applicable redemption prices discussed under the caption “Description of the Notes — Optional Redemption.” As described under “Description of the Notes — Change of Control,” if a Change of Control Triggering Event (as defined therein) occurs with respect to a series of notes, we will be required, subject to the exceptions described therein, to offer to repurchase the notes of that series at a price of 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the purchase date.
The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future senior indebtedness, effectively junior to any of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and senior in right of payment to any of our existing and future subordinated indebtedness. Our obligations under the notes will be guaranteed on a senior unsecured basis by our parent company, United Rentals, Inc. The guarantee will rank equally in right of payment with all of the guarantor’s existing and future senior indebtedness, effectively junior to any existing and future secured indebtedness of the guarantor to the extent of the value of the assets securing such indebtedness and senior in right of payment to any existing and future subordinated indebtedness of the guarantor. None of our subsidiaries will guarantee the notes, and the notes and our parent company’s guarantee will be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, of our parent guarantor’s subsidiaries (other than URNA).
The notes will be issued only in registered form in minimum denominations of  $2,000 and integral multiples of  $1,000 in excess thereof.
For a more detailed description of the notes, see “Description of the Notes.” The notes offered by this prospectus supplement will not be listed on any securities exchange. Currently, there is no public market for the notes of any series.
Investing in the notes involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and “Item 1A — Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference herein.
	Public Offering Price(1)		Underwriting Discount and Commissions		Proceeds, before expenses, to us(1)
Per % Senior Note due 2029		%		%		%
Per % Senior Note due 2031		%		%		%
Per % Senior Note due 2036		%		%		%
Total	$		$		$

(1)
Plus accrued interest from       , 2026, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants on or about       , 2026.

Joint Book-Running Managers
BofA Securities	Goldman Sachs & Co. LLC	J.P. Morgan
Wells Fargo Securities
Co-Managers
M&T Securities Regions Securities LLC TD Securities	MUFG Scotiabank Truist Securities	PNC Capital Markets LLC SMBC Nikko US Bancorp

The date of this prospectus supplement is October    , 2026

PROSPECTUS SUPPLEMENT
PROSPECTUS

We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. This prospectus supplement and the accompanying prospectus are an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.
Unless otherwise indicated or the context otherwise requires, (1) the term “URNA” refers to United Rentals (North America), Inc., the issuer of the notes, and not to its parent or any of its subsidiaries, (2) the term “Guarantor” refers to United Rentals, Inc., the parent of URNA and guarantor of the notes, and not to any of its subsidiaries, and (3) the terms “United Rentals,” “we,” “us,” “our,” “our company” or “the Company” refer to the Guarantor and its subsidiaries, including URNA.
We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein is accurate or complete as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.
WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Our filings with the SEC are available to the public, free of charge, through the SEC’s Internet website at http://www.sec.gov.
We also make available on our Internet website, free of charge, our annual, quarterly and current reports, including any amendments to these reports, as well as certain other SEC filings, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Our website address is http://www.unitedrentals.com. The information contained on, or accessible through, our website or the SEC’s website is not incorporated by reference into this document and does not otherwise form a part of this document, unless such information is specifically incorporated by reference into this document as set forth in “Incorporation of Certain Information by Reference.”
We have filed with the SEC a registration statement on Form S-3 relating to the notes offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are parts of the registration statement and do not contain all of the information in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement and the documents incorporated by reference herein for a copy of that contract or other document. You may review a copy of the registration statement through the SEC’s Internet website listed above.
EXTENDED SETTLEMENT
We expect that delivery of the notes will be made against payment therefor on or about       , 2026, which will be the        business day following the date of pricing of the notes, or “T+   .” Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to the business day before delivery will be required, by virtue of the fact that the notes initially settle in T+   , to specify

S-ii

an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” the documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. Any documents filed by us with the SEC after the date of this prospectus supplement or after the date of a document incorporated by reference into this prospectus supplement, and that are incorporated by reference into this prospectus supplement, will automatically update and, where applicable, supersede any information contained in this prospectus supplement or such earlier filed document, respectively.
We incorporate by reference into this prospectus supplement the following documents or information filed by us with the SEC (other than, in each case, documents (or portions thereof) or information deemed to have been furnished and not filed in accordance with SEC rules and regulations):
(1)
Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on January 28, 2026 (our “Annual Report”);

(2)
Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed on April 22, 2026;

(3)
Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed on July 22, 2026;

(4)
Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, filed on October 21, 2026 (our “September 30, 2026 Quarterly Report”);

(5)
Current Reports on Form 8-K filed on January 28, 2026 (Item 8.01 only), February 4, 2026 (Item 5.02 only), May 8, 2026 and June 18, 2026; and

(6)
All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement until we sell all of the securities that may be offered by this prospectus supplement.

We will provide, free of charge, to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement, excluding exhibits to those documents, unless such exhibits are specifically incorporated by reference into those documents. You can request those documents from United Rentals, Inc. at 100 First Stamford Place, Suite 700, Stamford, Connecticut, 06902, Attention: Corporate Secretary, telephone number (203) 622-3131.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “seek,” “on-track,” “plan,” “project,” “forecast,” “intend” or “anticipate,” or the negative thereof or comparable terminology, or by discussions of strategy or outlook. You are cautioned that our business and operations are subject to a variety of risks and uncertainties, many of which are beyond our control, and, consequently, our actual results may differ materially from those projected.

S-iii

Factors that could cause actual results to differ materially from those projected include, but are not limited to, the following:
•
the impact of global economic conditions (including inflation, interest rates, supply chain constraints, tariffs, trade wars and sanctions), geopolitical risks (including risks related to international conflicts) and public health crises and epidemics on us, our customers and our suppliers, in the United States and the rest of the world;

•
declines in construction or industrial activity, which can adversely impact our revenues and, because many of our costs are fixed, our profitability;

•
rates we charge and customer demand being less than anticipated;

•
changes in customer, fleet, geographic and segment mix;

•
excess fleet in the equipment rental industry;

•
inability to benefit from government spending, including spending associated with infrastructure projects, or a reduction or disruption in government spending, including as a result of a government shutdown;

•
trends in oil and natural gas, including significant fluctuations in the prices of oil or natural gas, which can adversely affect the demand for our services and products;

•
competition from existing and new competitors;

•
the cyclical nature of the industry in which we operate and the industries of our customers, such as those in the construction industry;

•
costs we incur being more than anticipated, including as a result of inflation or tariffs, and the inability to realize expected savings in the amounts or time frames planned;

•
our significant indebtedness (which totaled $14.7 billion carrying value at September 30, 2026, on an actual basis, and $14.7 billion on an as-adjusted basis, as described under “Capitalization”) requires a significant amount of cash for debt service and can constrain our flexibility in responding to unanticipated or adverse business conditions;

•
inability to refinance our indebtedness on terms that are favorable to us, including as a result of volatility and uncertainty in capital or credit markets or increases in interest rates, or at all;

•
incurrence of additional debt, which could exacerbate the risks associated with our current level of indebtedness;

•
noncompliance with financial or other covenants in our debt agreements, which could result in our lenders terminating the agreements and requiring us to repay outstanding borrowings;

•
restrictive covenants and the amount of borrowings permitted under our debt instruments, which can limit our financial and operational flexibility;

•
inability to access the capital that our businesses or growth plans may require, including as a result of uncertainty in capital or credit markets;

•
the possibility that companies that we have acquired or may acquire could have undiscovered liabilities, or that companies or assets that we have acquired or may acquire could involve other unexpected costs, may strain our management capabilities, or may be difficult to integrate, and that we may not realize the expected benefits from an acquisition over the timeframe we expect, or at all;

•
incurrence of impairment charges;

•
fluctuations in the price of our common stock and inability to complete share repurchases or pay dividends in the time frames and/or on the terms anticipated;

•
our charter provisions as well as provisions of certain debt agreements and our significant indebtedness may have the effect of making more difficult or otherwise discouraging, delaying or deterring a takeover or other change of control of us;

•
inability to manage credit risk adequately or to collect on contracts with a large number of customers;

S-iv

•
turnover in our management team and inability to attract and retain key personnel;

•
inability to obtain equipment and other supplies for our business from our key suppliers on acceptable terms or at all, as a result of insolvency, financial difficulties or other factors, including tariffs, affecting our suppliers;

•
increases in our maintenance and replacement costs, including as a result of tariffs, and/or decreases in the residual value of our equipment;

•
inability to sell our new or used fleet in the amounts, or at the prices, we expect;

•
risks related to security breaches, cybersecurity attacks, failure to protect personal information, compliance with privacy, data protection and cyber incident reporting laws and regulations, and other significant disruptions to our information technology systems;

•
risks related to our ability to respond adequately to changes in technology and customer demands;

•
risks related to the use of artificial intelligence (“AI”), and challenges with properly managing such use;

•
risks related to severe weather events and other natural occurrences, and climate change regulation;

•
risks related to our aspirational sustainability and safety goals, including our greenhouse gas intensity reduction goal;

•
risks related to evolving requirements, expectations and perspectives from regulators and stakeholders on environmental, social and sustainability-related topics, and our ability to meet these requirements and expectations;

•
the fact that our holding company structure requires us to depend in part on distributions from subsidiaries and such distributions could be limited by contractual or legal restrictions;

•
shortfalls in our insurance coverage or inability to obtain coverage on reasonable terms or at all;

•
increases in our loss reserves to address business operations or other claims and any claims that exceed our established levels of reserves;

•
the outcome or other potential consequences of litigation, regulatory and investigatory matters;

•
incurrence of expenses (including indemnification obligations) and other costs in connection with litigation, regulatory and investigatory matters;

•
risks related to, and the costs of complying with, environmental and safety laws and regulations;

•
risks related to, and the costs of complying with, foreign laws and regulations, as well as other risks associated with non-U.S. operations, including currency exchange risk and tariffs;

•
labor shortages and/or disputes, work stoppages or other labor difficulties, which may impact our productivity and increase our costs, and changes in law that could affect our labor relations or operations generally;

•
the effect of changes in tax law; and

•
other factors discussed in the section titled “Risk Factors” and elsewhere in this prospectus supplement and the section titled “Item 1A — Risk Factors” and elsewhere in our Annual Report.

For a more complete description of these and other possible risks and uncertainties, please refer to our Annual Report, as well as to our subsequent filings with the SEC. Our forward-looking statements contained herein speak only as of the date hereof, and we make no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations, except as required by law.

S-v

INDUSTRY AND MARKET DATA
We obtained the industry, market and competitive position data used throughout this prospectus supplement and in the documents incorporated by reference herein from our own internal estimates and research, as well as from industry publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that each of these publications, studies and surveys is reliable, we have not independently verified industry, market and competitive position data from third-party sources. While we believe our internal business research is reliable and the market definitions are appropriate, neither such research nor these definitions have been verified by any independent source.

S-vi

SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This summary does not contain all the information you should consider before investing in the notes. You should read this entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, including the financial data and related notes, before making an investment decision.
Our Company
United Rentals is the largest equipment rental company in the world, with an integrated network of 1,795 rental locations as of September 30, 2026. We primarily operate in the United States and Canada, and have a smaller presence in Europe, Australia and New Zealand. In 2025 and the nine months ended September 30, 2026, we generated total revenue of $16.1 billion and $13.3 billion, including $13.8 billion and $11.6 billion of equipment rental revenue, respectively.
As of September 30, 2026, our fleet of rental equipment included approximately 1,150,000 units. The total original equipment cost of our fleet (“OEC”), based on the initial consideration paid, was $24.8 billion as of September 30, 2026. The fleet includes:
•
General construction and industrial equipment, such as backhoes, skid-steer loaders, forklifts, earthmoving equipment and material handling equipment. In 2025, general construction and industrial equipment accounted for 39 percent of our equipment rental revenue;

•
Aerial work platforms, such as boom lifts and scissor lifts. In 2025, aerial work platforms accounted for 22 percent of our equipment rental revenue;

•
General tools and light equipment, such as pressure washers, water pumps and power tools. In 2025, general tools and light equipment accounted for 9 percent of our equipment rental revenue;

•
Trench safety equipment, such as trench shields, aluminum hydraulic shoring systems, slide rails, crossing plates, construction lasers and line testing equipment for underground work. In 2025, trench safety equipment accounted for 5 percent of our equipment rental revenue;

•
Power and HVAC (heating, ventilating and air conditioning) equipment, such as portable diesel generators, electrical distribution equipment and temperature control equipment. In 2025, power and HVAC equipment accounted for 11 percent of our equipment rental revenue;

•
Fluid solutions equipment, primarily used for fluid containment, transfer and treatment. In 2025, fluid solutions equipment accounted for 7 percent of our equipment rental revenue;

•
Mobile storage equipment and modular office space.   In 2025, mobile storage equipment and modular office space accounted for 3 percent of our equipment rental revenue; and

•
Surface protection mats.   In 2025, surface protection mats accounted for 4 percent of our equipment rental revenue.

In addition to renting equipment, we sell new and used rental equipment as well as related contractor supplies, parts and service.
Our principal executive offices are located at 100 First Stamford Place, Suite 700, Stamford, Connecticut, 06902, and our telephone number is (203) 622-3131.

Recent Developments
The outstanding indebtedness of URNA and its subsidiaries consists of:
•
senior secured and senior unsecured notes (collectively, the “Existing Notes”), each guaranteed by the Guarantor and certain subsidiaries of URNA (the “Subsidiary Guarantors”);

•
borrowings under URNA’s asset-based revolving credit facility (the “ABL Facility”), guaranteed by the Guarantor and the Subsidiary Guarantors;

•
borrowings under URNA’s senior secured term loan credit facility (the “Term Loan Facility”), guaranteed by the Guarantor and the Subsidiary Guarantors;

•
borrowings by URNA’s special purpose vehicle in connection with the accounts receivable securitization facility (the “Accounts Receivable Securitization Facility”); and

•
finance leases.

See “Capitalization” for further detail on our existing indebtedness.
Each of the indentures governing the Existing Notes provides that during any period when the relevant notes are rated investment grade by certain rating agencies as specified in the applicable indenture, as long as at such time no default under such indenture has occurred and is continuing, URNA may request the release of all subsidiary guarantees in favor of such notes and, in the case of the indentures governing secured senior notes, the release of all of the collateral securing such notes. On October 9, 2026, URNA received an investment grade rating for each series of the Existing Notes from S&P Global Ratings, a division of S&P Global Inc. (“S&P”), and URNA expects to receive an investment grade rating from Moody’s Investors Service, Inc. (“Moody’s”) for the Existing Notes prior to the completion of this offering. Promptly after receipt of an investment grade rating from Moody’s for the Existing Notes, URNA will deliver the requests to release subsidiary guarantees and collateral and the related documentation required under the applicable indentures. Based upon the satisfaction of the release conditions under the applicable indentures, the liens on the collateral securing URNA’s secured Existing Notes, and the guarantees by URNA’s subsidiaries of those notes and URNA’s unsecured Existing Notes, are expected to be released in accordance with the terms of the applicable indentures and, if applicable, related security documents (the “Existing Notes Collateral and Existing Notes Subsidiary Guarantee Release”). Upon completion of the Existing Notes Collateral and Existing Notes Subsidiary Guarantee Release, the Existing Notes will be senior unsecured obligations of URNA, will no longer be guaranteed by any of URNA’s subsidiaries and will continue to be guaranteed on a senior unsecured basis by the Guarantor.
On the date hereof, we entered into an amendment to the ABL Facility that, among other things, provides for the release of U.S. subsidiary guarantees of obligations under the ABL Facility (the “ABL Guarantor Release”) effective upon (i) the Existing Notes Collateral and Existing Notes Subsidiary Guarantee Release and (ii) the repayment in full of the indebtedness outstanding under the Term Loan Facility (which we expect will occur on the closing date for this offering). Except for the collateral released pursuant to the ABL Guarantor Release, the collateral securing obligations under the ABL Facility will remain in place following the ABL Guarantor Release. Accordingly, the notes and guarantee will be effectively subordinated to URNA’s and the Guarantor’s respective secured obligations under the ABL Facility, in each case to the extent of the value of the assets securing those obligations. Certain non-U.S. subsidiaries of URNA are currently and, following the ABL Guarantor Release, will remain borrowers or guarantors under the ABL Facility, and the notes and Guarantor’s guarantee will remain structurally subordinated to those subsidiaries’ obligations under the ABL Facility.
We intend to use a portion of the net proceeds of this offering to repay in full the indebtedness outstanding under the Term Loan Facility. Upon full payment of the obligations under the Term Loan Facility, the related collateral and guarantees will be released. See “Use of Proceeds.”

THE OFFERING OF THE NOTES
Issuer
United Rentals (North America), Inc.
Notes Offered
$      aggregate principal amount of    % Senior Notes due 2029, $      aggregate principal amount of    % Senior Notes due 2031 and $      aggregate principal amount of    % Senior Notes due 2036.
Maturity
          , 2029 in the case of the 2029 notes,               , 2031 in the case of the 2031 notes and               , 2036 in the case of the 2036 notes.
Interest
    % per annum, payable semi-annually in cash in arrears on               and               , starting on               , 2027 for the 2029 notes.
    % per annum, payable semi-annually in cash in arrears on               and               , starting on               , 2027 for the 2031 notes.
    % per annum, payable semi-annually in cash in arrears on               and               , starting on               , 2027 for the 2036 notes.
Interest on the notes will accrue from               , 2026.
Ranking
The notes will be senior unsecured obligations of URNA and will rank equally in right of payment with all of URNA’s existing and future senior indebtedness, effectively junior to any of URNA’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and senior in right of payment to any of URNA’s existing and future subordinated indebtedness. The notes will be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, of URNA’s subsidiaries.
As of September 30, 2026, on an as-adjusted basis (including giving effect to the Existing Notes Collateral and Existing Notes Subsidiary Guarantee Release and the ABL Guarantor Release), as described under “Capitalization,” the notes would have ranked:
•
equally in right of payment with approximately $9.9 billion principal amount of URNA’s other senior unsecured obligations, including the total outstanding principal amount of the Existing Notes;

•
effectively junior to the $876 million of URNA’s outstanding borrowings under the ABL Facility (excluding $3,445 million of additional borrowing capacity, net of outstanding letters of credit of $21 million), to the extent of the value of the assets securing such obligations;

•
senior in right of payment to any of URNA’s existing and future subordinated indebtedness; and

•
structurally subordinated to the liabilities, including trade payables, of URNA’s subsidiaries, including $1.474 billion of outstanding borrowings by URNA’s special purpose vehicle in connection with the Accounts Receivable Securitization Facility and $158 million of outstanding borrowings under the ABL Facility by URNA’s subsidiaries.

The amounts above exclude finance lease obligations and related guarantees. Finance lease obligations of the Guarantor and its consolidated subsidiaries totaled $370 million as of September 30, 2026. As of September 30, 2026, on an actual basis, there was $2,436 million of additional borrowing capacity under our ABL Facility and $26 million of additional borrowing capacity under the Accounts Receivable Securitization Facility.
Most of URNA’s U.S. receivable assets have been sold to a special purpose vehicle in connection with the Accounts Receivable Securitization Facility (the accounts receivable in the collateral pool being the lenders’ only source of payment under that facility). See “Summary — Recent Developments” and “Capitalization.”
Guarantee
The notes will be guaranteed on a senior unsecured basis by the Guarantor. None of URNA’s subsidiaries will guarantee the notes. The guarantee will be a senior unsecured obligation of the Guarantor and will rank equally in right of payment with all of the existing and future senior indebtedness of the Guarantor, effectively junior to any existing and future secured indebtedness of the Guarantor to the extent of the value of the assets securing such indebtedness, and senior in right of payment to all existing and future subordinated indebtedness of the Guarantor. The guarantee will be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, of the Guarantor’s subsidiaries (other than URNA).
As of September 30, 2026, on an as-adjusted basis (including giving effect to the Existing Notes Collateral and Existing Notes Subsidiary Guarantee Release and the ABL Guarantor Release), as described under “Capitalization,” the guarantee would have ranked:
•
equally in right of payment with approximately $9.9 billion of the Guarantor’s other senior unsecured obligations, including its guarantee obligations in respect of Existing Notes;

•
effectively junior to approximately $1,034 million of the Guarantor’s secured obligations, including its guarantee obligations in respect of $876 million of outstanding borrowings by URNA and $158 million of outstanding borrowings by URNA’s subsidiaries under the ABL Facility (excluding $3,445 million of additional borrowing capacity, net of outstanding letters of credit of $21 million), to the extent of the value of the assets securing such obligations;

•
senior in right of payment to all existing and future subordinated indebtedness of the Guarantor; and

•
structurally subordinated to the liabilities, including trade payables, of the Guarantor’s subsidiaries other than URNA, including $1.474 billion of outstanding borrowings by URNA’s special purpose vehicle in connection with the Accounts Receivable Securitization Facility and $158 million of outstanding borrowings under the ABL Facility by URNA’s subsidiaries . See “Summary — Recent Developments” and “Capitalization” in this prospectus supplement and “Information Regarding the Issuer and Guarantor” in the accompanying prospectus.

The amounts above exclude finance lease obligations and related guarantees. Finance lease obligations of the Guarantor and its consolidated subsidiaries totaled $370 million as of September 30, 2026. As of September 30, 2026, on an actual basis, there was $2,436 million of additional borrowing capacity under our ABL Facility and $26 million of additional borrowing capacity under the Accounts Receivable Securitization Facility.
Optional Redemption
Prior to the applicable Par Call Date (as defined below), URNA may, at its option, redeem the notes of any series, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (i) 100% of the principal amount of the applicable notes to be redeemed on the redemption date and (ii) (A) the sum of present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the applicable series of notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus      basis points for the 2029 notes,      basis points for the 2031 notes and      basis points for the 2036 notes, less (B) interest accrued to the redemption date, plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.
“Par Call Date” means      , 20   for the 2029 notes,      , 20   for the 2031 notes and      , 20   for the 2036 notes.
On or after the applicable Par Call Date, URNA may, at its option, redeem the notes of any series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the applicable notes being redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.
See “Description of the Notes — Optional Redemption.”
Change of Control
If a Change of Control Triggering Event occurs with respect to a series of notes, URNA will be required, subject to the exceptions described under “Description of the Notes — Change of Control,” to offer to repurchase the notes of that series at a price of 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the purchase date. See “Description of the Notes — Change of Control.” A Change of Control Triggering Event requires both a Change of Control and a Rating Event, each as defined under “Description of the Notes — Change of Control.”

Certain Covenants
The indenture will limit our ability to create certain liens to secure certain indebtedness without also securing the notes and to enter into certain sale and lease-back transactions. The indenture also will limit the Guarantor’s and URNA’s ability to consolidate, merge, or transfer all or substantially all of their respective assets. The covenants are subject to a number of important qualifications and exceptions. See “Description of the Notes — Certain Covenants.”
Use of Proceeds
Assuming an offering of $2.0 billion aggregate principal amount of notes at par, we anticipate that we will receive approximately $1.984 billion in net proceeds from the sale of the notes, after underwriting discounts and commissions and payment of estimated fees and expenses. We expect to use the net proceeds (i) to repay in full the indebtedness outstanding under the Term Loan Facility and (ii) for general corporate purposes, including to reduce borrowings under the ABL Facility and the Accounts Receivable Securitization Facility.
Book-Entry Form
The notes of each series will be issued in book-entry form and will be represented by one or more global securities registered in the name of Cede & Co., as nominee for The Depository Trust Company (“DTC”). Beneficial interests in the notes will be evidenced by, and transfers will be effected only through, records maintained by participants in DTC.
No Public Trading Market
Listing
The notes of each series are a new issue of securities for which there is no established market. Accordingly, there can be no assurance that a market for the notes will develop or as to the liquidity of any market that may develop. The underwriters have advised us that they currently intend to make a market in the notes of each series. However, they are not obligated to do so and any market making with respect to the notes may be discontinued without notice.
We do not intend to apply for listing of the notes of any series on any securities exchange or to have the notes of any series quoted on any automated dealer quotation system.
Trustee
Truist Bank.
Governing Law
The notes and the indenture under which they will be issued will be governed by the laws of the State of New York.
Risk Factors
Investing in the notes involves risks. You should carefully consider the information under the section titled “Risk Factors” beginning on page S-8 and all other information contained or incorporated by reference in this prospectus supplement prior to investing in the notes. In particular, we urge you to carefully consider the information set forth in the section titled “Risk Factors,” in “Item 1A — Risk Factors” of our Annual Report for a description of certain risks you should consider before investing in the notes.
Conflicts of Interest
As described under “Use of Proceeds,” we intend to use a portion of the net proceeds from this offering to repay in full the indebtedness outstanding under the Term Loan Facility and for general corporate purposes, including to reduce borrowings under the ABL Facility and the Accounts Receivable Securitization Facility. Respective affiliates of certain of the underwriters are lenders under these facilities and therefore may receive at least 5% of the net proceeds of this offering. If any one underwriter, together with its affiliates, were to receive 5% or more of the net proceeds from this offering through the repayment of such debt, such underwriter would be deemed to have a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering is being made in compliance with the applicable requirements of FINRA Rule 5121. Pursuant to FINRA Rule 5121, the appointment of a “qualified independent underwriter” is not required because the notes are investment grade-rated by one or more nationally recognized statistical rating organizations.
No underwriter having a conflict of interest under FINRA Rule 5121 will sell to a discretionary account any security with respect to which the conflict exists, unless the member has received specific written approval of the transaction from the account holder and retains documentation of the approval in its records. See “Underwriting (Conflicts of Interest).”

RISK FACTORS
Investing in the notes involves risks. You should carefully consider the risks described below and the risk factors incorporated by reference herein, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before you invest in the notes. Certain risks related to us and our business are contained in the section titled “Item 1A — Risk Factors” and elsewhere in our Annual Report, which is incorporated by reference in this prospectus supplement and the accompanying prospectus (and in any of our annual or quarterly reports for a subsequent year or quarter that we file with the SEC and that are so incorporated). See “Where You Can Find More Information” on page S-ii of this prospectus supplement and in the accompanying prospectus for information about how to obtain a copy of these documents. The risks and uncertainties described below and incorporated by reference into this prospectus supplement and the accompanying prospectus are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition and results of operations could be materially affected. In that case, the value of the notes could decline substantially.
Risks Relating to Our Indebtedness
Our significant indebtedness exposes us to various risks.
As of September 30, 2026, on an as-adjusted basis, as described under “Capitalization,” our total indebtedness was $14.677 billion ($14.751 billion principal amount). Our significant indebtedness (and any additional indebtedness we may incur in the future) could adversely affect our business, results of operations and financial condition in a number of ways by, among other things:
•
increasing our vulnerability to, and limiting our flexibility to plan for, or react to, adverse economic, industry or competitive developments;

•
making it more difficult to pay or refinance our debts as they become due during periods of adverse economic, financial market or industry conditions;

•
requiring us to devote a substantial amount of our cash flow to debt service, reducing the funds available for other purposes, including funding working capital, capital expenditures, acquisitions, execution of our growth strategy and other general corporate purposes, or otherwise constraining our financial flexibility;

•
restricting our ability to move operating cash flows to the Guarantor. URNA’s payment capacity is restricted under the covenants in our ABL Facility;

•
affecting our ability to obtain additional financing for working capital, acquisitions or other purposes, particularly since substantially all of our assets are subject to security interests relating to existing indebtedness;

•
decreasing our profitability or cash flow;

•
causing us to be less able to take advantage of significant business opportunities, such as acquisition opportunities, and to react to changes in market or industry conditions;

•
causing us to be disadvantaged compared to competitors with less debt and lower debt service requirements;

•
resulting in a downgrade in our credit rating or the credit ratings of any of the indebtedness of our subsidiaries, which could increase the cost of further borrowings;

•
requiring our debt to become due and payable upon a change in control; and

•
limiting our ability to borrow additional monies in the future to fund working capital, capital expenditures and other general corporate purposes.

A portion of our indebtedness bears interest at variable rates that are linked to changing market interest rates. As a result, increases in market interest rates increase our interest expense and our debt service obligations. As of September 30, 2026, on an as-adjusted basis, as described above, we had approximately $2.5 billion of indebtedness that bore interest at variable rates, representing 17% of our total indebtedness.
To service our indebtedness, including the notes, we will require a significant amount of cash and our ability to generate cash depends on many factors beyond our control.
We depend on cash on hand and cash flows from operations to make scheduled debt payments. To a significant extent, our ability to do so is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We may not be able to generate sufficient cash flow from operations to repay our indebtedness when it becomes due and to meet our other cash needs. If we are unable to service our indebtedness and fund our operations, we will have to adopt an alternative strategy that may include:
•
reducing or delaying capital expenditures;

•
limiting our growth;

•
seeking additional capital;

•
selling assets; or

•
restructuring or refinancing our indebtedness.

Even if we adopt an alternative strategy, the strategy may not be successful and we may continue to be unable to service our indebtedness and fund our operations.
We may not be able to refinance our indebtedness on favorable terms, if at all. Our inability to refinance our indebtedness, including the notes, could materially and adversely affect our liquidity and our ongoing results of operations.
Our ability to refinance indebtedness will depend in part on our operating and financial performance, which, in turn, is subject to prevailing economic conditions and to financial, business, legislative, regulatory and other factors beyond our control. In addition, prevailing interest rates or other factors at the time of refinancing could increase our interest expense. A refinancing of our indebtedness could also require us to comply with more onerous covenants and further restrict our business operations. Our inability to refinance our indebtedness or to do so upon attractive terms could materially and adversely affect our business, prospects, results of operations, financial condition and cash flows, and make us vulnerable to adverse industry and general economic conditions.
We are able to incur substantially more debt and take other actions that could diminish our ability to make payments on our indebtedness, including the notes, when due, which could further exacerbate the risks associated with our current level of indebtedness.
Despite our indebtedness level, we are able to incur substantially more indebtedness in the future and such indebtedness may be secured indebtedness. The terms of the indenture governing the notes will not prohibit us from incurring debt, which (subject to the limitations on us incurring certain liens described in “Description of the Notes”) may be secured debt. The indentures or agreements governing our current indebtedness permit us to recapitalize our debt or take a number of other actions, any of which could diminish our ability to make payments on our indebtedness when due and further exacerbate the risks associated with our current level of indebtedness. If new debt is added to our or any of our existing and future subsidiaries’ current debt, the related risks that we now face could intensify, the ratings of the notes could be adversely affected, and we may not be able to meet all our debt obligations, including repayment of the notes in whole or in part. If we incur any additional secured debt, it will be effectively senior to the notes to the extent of the value of the assets securing such debt and if we incur any additional indebtedness that ranks equally with the notes, the holders of that debt will be entitled to share ratably with the holders of the notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our business.

If we are unable to satisfy the financial covenant under the ABL Facility or comply with other covenants in certain of our debt agreements, our lenders could elect to terminate the agreements and require us to repay the outstanding borrowings, or we could face other substantial costs.
We rely on our ABL Facility and Accounts Receivable Securitization Facility to provide liquidity for our business, including to fund capital expenditures, acquisitions, operating expenses and other liquidity needs. The only financial covenant that currently exists under the ABL Facility is the fixed charge coverage ratio. Subject to certain limited exceptions specified in the ABL Facility, the fixed charge coverage ratio covenant under the ABL Facility will only apply in the future if specified availability under the ABL Facility falls below 10 percent of the maximum revolver amount under the ABL Facility for five consecutive business days. When certain conditions are met, cash and cash equivalents and borrowing base collateral in excess of the ABL Facility size may be included when calculating specified availability under the ABL Facility. As of September 30, 2026, specified availability under the ABL Facility exceeded the required threshold and, as a result, this financial covenant was inapplicable. Under our Accounts Receivable Securitization Facility, we are required, among other things, to maintain certain financial tests relating to: (i) the default ratio, (ii) the delinquency ratio, (iii) the dilution ratio and (iv) days sales outstanding. The Accounts Receivable Securitization Facility also requires us to comply with the fixed charge coverage ratio under the ABL Facility, to the extent the ratio is applicable under the ABL Facility. If we are unable to satisfy the financial covenant under the ABL Facility or the financial tests under the Accounts Receivable Securitization Facility or comply with any of the other relevant covenants under the applicable agreement, the lenders could elect to terminate the ABL Facility and/or the Accounts Receivable Securitization Facility and require us to repay outstanding borrowings. In such event, unless we are able to refinance the indebtedness coming due and replace the ABL Facility and/or the Accounts Receivable Securitization Facility, we would likely not have sufficient liquidity for our business needs and would be forced to adopt an alternative strategy. Even if we adopt an alternative strategy, the strategy may not be successful and we may not have sufficient liquidity to service our debt and fund our operations. Future debt arrangements we enter into may contain similar financial covenant provisions.
Restrictive covenants in certain of the agreements and instruments governing our indebtedness may adversely affect our financial and operational flexibility.
In addition to the financial covenant and other financial tests, various other covenants in the ABL Facility, Accounts Receivable Securitization Facility and the other agreements governing our debt impose significant operating and financial restrictions on us and our restricted subsidiaries. Such covenants include, among other things, limitations on some or all of: (i) liens; (ii) indebtedness; (iii) mergers, consolidations and acquisitions; (iv) sales, transfers and other dispositions of assets; (v) loans and other investments; (vi) dividends and other distributions, stock repurchases and redemptions and other restricted payments; (vii) dividends, other payments and other matters affecting subsidiaries; (viii) transactions with affiliates; and (ix) issuances of preferred stock of certain subsidiaries. Future debt agreements we enter into may include similar provisions.
These restrictions may cause us to suspend or cease share repurchases or the payment of dividends. These restrictions may also make more difficult or discourage a takeover of us, whether favored or opposed by our management and/or our Board of Directors.
Our ability to comply with these covenants may be affected by events beyond our control, and any material deviations from our forecasts could require us to seek waivers or amendments of covenants or alternative sources of financing, or to reduce expenditures. We cannot guarantee that such waivers, amendments or alternative financing could be obtained or, if obtained, would be on terms acceptable to us.
A breach of any of the covenants or restrictions contained in these agreements would result in an event of default. Such a default could allow our debt holders to accelerate repayment of the related debt, as well as any other debt to which a cross-acceleration or cross-default provision applies, and/or to declare all borrowings outstanding under these agreements to be due and payable. If our debt is accelerated, our assets may not be sufficient to repay such debt, including the notes.

The indenture governing the notes will contain negative covenants that provide limited protection.
The indenture will limit our ability to create certain liens to secure certain indebtedness without also securing the notes and to enter into sale and lease-back transactions. The indenture also will limit the Guarantor’s and URNA’s ability to consolidate, merge, or transfer all or substantially all of their respective assets. The covenants for the notes do not include limitations on indebtedness, dividends, share buybacks, investments and other restricted payments, other asset sales and the use of proceeds therefrom, affiliate transactions and certain other covenants that are included in certain of our existing debt. As a result, the notes will not prevent us from taking a number of actions that may increase risk from the perspective of noteholders. In addition, defaults under indebtedness for borrowed money of URNA or any of its Significant Subsidiaries in an aggregate principal amount of at least $300 million will result in a default under the notes only if such indebtedness is already due and payable in full or such defaults result in acceleration, subject to the exceptions described under “Description of Debt Securities — Events of Default” in the accompanying prospectus. The limited covenants in the notes also contain exceptions that will allow us and our subsidiaries to incur significant amounts of additional secured indebtedness without also securing the notes. For example, the covenant in the indenture that will limit our ability to create certain liens to secure indebtedness will apply only to liens on Principal Property or the capital stock of any subsidiary of the Guarantor that owns Principal Property, and the covenant in the indenture that will limit our ability to enter into sale and lease-back transactions will apply only to certain sale and lease-back transactions with respect to Principal Property. As of the date of this prospectus supplement, the Guarantor and its subsidiaries do not own any assets or properties that would constitute Principal Property, meaning the covenants limiting our ability to create certain liens to secure certain indebtedness or to enter into sale and lease-back transactions will not currently apply to us. The Guarantor and its subsidiaries may never have any Principal Property, but even if the Guarantor or its subsidiaries were to have any Principal Property in the future, these covenants are still subject to other exceptions. Among other actions, we could incur other secured facilities. See “Description of the Notes — Certain Covenants.” In light of these exceptions, holders of the notes will be effectively subordinated to new lenders to the extent of the value of collateral pledged to secure obligations owed to such lenders.
The amount of borrowings permitted under our ABL Facility and the Accounts Receivable Securitization Facility may fluctuate significantly, which may adversely affect our liquidity, results of operations and financial position.
The amount of borrowings permitted at any time under our ABL Facility and the Accounts Receivable Securitization Facility is limited to a periodic borrowing base valuation of the collateral thereunder. As a result, our access to credit under our ABL Facility and the Accounts Receivable Securitization Facility is potentially subject to significant fluctuations depending on the value of the borrowing base of eligible assets as of any measurement date, and, in the case of the ABL Facility, certain discretionary rights of the agent in respect of the calculation of such borrowing base value. The inability to borrow under our ABL Facility and/or the Accounts Receivable Securitization Facility, or limitations on the amounts we can borrow under our ABL Facility and/or the Accounts Receivable Securitization Facility may adversely affect our liquidity, results of operations and financial position.
We rely on available borrowings under the ABL Facility and the Accounts Receivable Securitization Facility for cash to operate our business, which subjects us to market and counterparty risk, some of which is beyond our control.
In addition to cash we generate from our business, our principal existing sources of cash are borrowings available under the ABL Facility and the Accounts Receivable Securitization Facility. If our access to such financing was unavailable or reduced, or if such financing were to become significantly more expensive for any reason, we may not be able to fund daily operations, which would cause material harm to our business or could affect our ability to operate our business as a going concern. In addition, if certain of our lenders experience difficulties that render them unable to fund future draws on the facilities, we may not be able to access all or a portion of these funds, which could have similar adverse consequences.

If we are unable to obtain additional capital as required, we may be unable to fund the capital outlays required for the success of our business.
If the cash that we generate from our business, together with cash that we may borrow under the ABL Facility and Accounts Receivable Securitization Facility, is not sufficient to fund our capital requirements, we will require additional debt and/or equity financing. However, we may not succeed in obtaining the requisite additional financing or such financing may include terms that are not satisfactory to us. We may not be able to obtain additional debt financing as a result of prevailing interest rates or other factors, including the presence of covenants or other restrictions under the ABL Facility and/or other agreements governing our debt. If we are unable to obtain sufficient additional capital in the future, we may be unable to fund the capital outlays required for the success of our business, including those relating to purchasing equipment, growth plans and refinancing existing indebtedness.
Risks Relating to the Notes
We have secured indebtedness outstanding, and may incur more. The notes and the guarantee will be effectively subordinated to URNA’s and the Guarantor’s secured indebtedness, respectively, in each case to the extent of the value of the assets securing such indebtedness.
The notes and the guarantee will be senior unsecured obligations of URNA and the Guarantor, respectively, and will be effectively subordinated to their respective secured indebtedness, to the extent of the value of the collateral securing such indebtedness. Our borrowings under the ABL Facility are secured by substantially all of URNA’s and the Guarantor’s assets. Except for the collateral released pursuant to the ABL Guarantor Release, the collateral securing obligations under the ABL Facility will remain in place following the ABL Guarantor Release. In addition, certain non-U.S. subsidiaries of URNA are and will remain borrowers or guarantors under the ABL Facility, and the notes and the guarantee will be structurally subordinated to those subsidiaries’ obligations under the ABL Facility. Most of our U.S. receivable assets have been sold to a bankruptcy remote special purpose entity in connection with our Accounts Receivable Securitization Facility (the accounts receivable in the collateral pool being the lenders’ only source of payment under that facility). The lenders under the ABL Facility will be entitled to exercise the remedies available to a secured lender under applicable law (in addition to any remedies that may be available under the documents governing such indebtedness). The exercise of such remedies may adversely affect our ability to meet our financial obligations under the notes.
As of September 30, 2026, on an as-adjusted basis (including giving effect to the Existing Notes Collateral and Existing Notes Subsidiary Guarantee Release and the ABL Guarantor Release), as described under “Capitalization,” our total indebtedness was $14.677 billion ($14.751 billion principal amount). At that date, on an as-adjusted basis: URNA had $876 million of outstanding borrowings under the ABL Facility, guaranteed on a secured basis by the Guarantor, and $3,445 million of borrowing capacity under the ABL Facility (net of outstanding letters of credit of $21 million), subject to, among other things, the maintenance of a sufficient borrowing base under such facility.
Finance lease obligations of the Guarantor and its consolidated subsidiaries totaled $370 million as of September 30, 2026.
Under the terms of the agreements governing URNA’s debt, URNA may incur significant amounts of additional secured indebtedness.
None of URNA’s subsidiaries will be guarantors with respect to the notes. Therefore, any claims you may have in respect of the notes will be structurally subordinated to the liabilities of those subsidiaries.
None of URNA’s subsidiaries will guarantee the notes. Certain of URNA’s non-U.S. subsidiaries are, and following the ABL Guarantor Release will remain, borrowers or guarantors under the ABL Facility. If any of URNA’s subsidiaries becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of its indebtedness and its trade creditors generally will be entitled to payment on their claims from the assets of such subsidiary before any of those assets would be made available to us. Consequently, your claims in respect of the notes will be structurally subordinated to all of the existing and future liabilities, including trade payables, of URNA’s subsidiaries. See “Information Regarding the Issuer and Guarantor” in the accompanying prospectus.
The indenture will not limit the incurrence of indebtedness and issuance of preferred stock of or by our subsidiaries. In addition, the indenture will not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered indebtedness under the indenture.
A portion of our operations is currently conducted through URNA’s subsidiaries and URNA will depend in part on distributions from these subsidiaries in order to pay amounts due on the notes. Certain provisions of law or contractual restrictions could limit distributions from URNA’s subsidiaries.
A portion of our operations is conducted through URNA’s subsidiaries. The effect of this structure is that URNA will depend in part on the earnings of its subsidiaries, and the payment or other distribution to it of these earnings, in order to meet its obligations under the notes and its other debt. Provisions of law, such as those requiring that dividends be paid only from surplus, could limit the ability of URNA’s subsidiaries to make payments or other distributions to it. Furthermore, these subsidiaries could in certain circumstances agree to contractual restrictions on their ability to make distributions.
The Guarantor’s primary asset is its equity interest in URNA.
The notes will be guaranteed by the Guarantor. However, substantially all of the Guarantor’s net worth is attributable to the stock of URNA owned by the Guarantor and all of its operations are conducted through URNA or URNA’s subsidiaries. Consequently, the Guarantor’s guarantee will not give holders of the notes a claim to significant assets other than those to which they already have a claim as URNA’s direct creditors. Furthermore, substantially all of the Guarantor’s assets are subject to a security interest in favor of the lenders under the ABL Facility, which gives these lenders a first-priority claim to such assets.
If a Change of Control Triggering Event occurs with respect to a series of notes, URNA will be required to make an offer to repurchase the notes of that series. However, URNA may be unable to do so due to lack of funds or covenant restrictions.
If a Change of Control Triggering Event occurs with respect to a series of notes, URNA will be required, subject to the exceptions described under “Description of the Notes — Change of Control,” to offer to repurchase the outstanding notes of that series at 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the purchase date. However, URNA may be unable to do so because:
•
URNA might not have enough available funds, particularly since a change of control could cause part or all of our other indebtedness to become due; and

•
the agreements governing our other indebtedness may prohibit URNA from repurchasing the notes, unless we were able to obtain a waiver or refinance such indebtedness.

A failure to make an offer to repurchase the notes when required following a Change of Control Triggering Event could give rise to an event of default under the indenture governing the notes and could result in an acceleration of amounts due thereunder. Any such default and acceleration under the indenture governing the notes could trigger a cross-default under our and URNA’s other indebtedness. In addition, any such default under the indenture governing the notes would trigger a default under the ABL Facility, which could result in the acceleration of all indebtedness under the ABL Facility, and a termination event under our Accounts Receivable Securitization Facility. A change of control, as defined in the agreement governing the ABL Facility, is also an event of default under that agreement, which would entitle the lenders to accelerate all amounts owing thereunder. An event could constitute a change of control under the ABL Facility or certain of the Existing Notes without constituting a Change of Control Triggering Event under the notes. In that case, you would not have any rights to require URNA to repurchase the notes prior to their maturity.
In the event of any such acceleration, there can be no assurance that we will have enough cash to repay our outstanding indebtedness, including the notes. In addition, such acceleration could cause a default under the notes.

Holders of the notes will vote together with holders of URNA’s other outstanding debt securities under the base indenture with respect to amendments or waivers that affect all of such securities.
URNA, the Guarantor and the trustee may generally modify the base indenture and the rights of the holders of the notes outstanding or waive any term, provision or condition under the base indenture with the consent of the holders of a majority of the aggregate principal amount of securities outstanding under the base indenture affected by the modification or waiver, subject to limited exceptions. Accordingly, each series of notes, and any additional notes issued under the base indenture in the future, will vote together as a single class with respect to certain matters thereunder, except that certain modifications to certain fundamental items may only be amended or waived with the consent of each affected holder.
A downgrade, suspension or withdrawal of the rating assigned by a rating agency to our debt securities could cause the liquidity or market value of the notes to decline significantly and increase our cost of borrowing.
Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. In general, rating agencies base their ratings on many quantitative and qualitative factors, including, but not limited to, capital adequacy, liquidity, asset quality, business mix and quality of earnings, and, as a result, we may not be able to maintain our current credit ratings.
Credit rating agencies continually review their ratings for the companies that they follow, including us. Borrowing under the ABL Facility, as well as the future incurrence of additional secured or additional unsecured indebtedness, may cause the rating agencies to reassess the ratings assigned to our debt securities. Any such action may lead to a downgrade of any rating assigned to the notes or to the assignment of a rating for the notes that is lower than might otherwise be the case. Real or anticipated changes in our credit ratings could cause the liquidity or market value of the notes to decline significantly.
There can be no assurance that the ratings assigned by rating agencies to the notes will remain for any given period of time or that these ratings will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes in our company, so warrant. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor any underwriter undertakes any obligation to maintain the ratings or to advise holders of the notes of any changes in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating.
There may be no public market for the notes.
We do not intend to apply for listing of the notes of any series on any securities exchange or any automated dealer quotation system. The underwriters have advised us that they presently intend to make a market in the notes. The underwriters are not obligated, however, to make a market in the notes, and may discontinue any such market-making at any time at their sole discretion. In addition, any market-making activity will be subject to the limits imposed by securities laws. Accordingly, we cannot assure you as to:
•
the liquidity or sustainability of any market for the notes;

•
your ability to sell the notes; or

•
the price at which you would be able to sell your notes.

If a market for the notes does exist, it is possible that you will not be able to sell your notes at a particular time or that the price that you receive when you sell will not be favorable. It is also possible that any trading market that does exist for the notes will not be liquid. Future trading prices of the notes will depend on many factors, including:
•
our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of companies in the equipment rental industry generally;

•
the interest of securities dealers in making a market for the notes;

•
prevailing interest rates; and

•
the market for similar securities.

If a market for the notes exists, it is possible that the market for the notes will be subject to disruptions and price volatility. Any disruptions may have a negative effect on holders of the notes, regardless of our operating performance, financial condition and prospects.

USE OF PROCEEDS
Assuming an offering of $2.0 billion aggregate principal amount of notes at par, we anticipate that we will receive approximately $1.984 billion in net proceeds from the sale of the notes, after underwriting discounts and commissions and payment of estimated fees and expenses. We expect to use the net proceeds from the offering of the notes (i) to repay in full the indebtedness outstanding under the Term Loan Facility and (ii) for general corporate purposes, including to reduce borrowings under the ABL Facility and the Accounts Receivable Securitization Facility.
As of September 30, 2026, we had $975 million of outstanding borrowings under the Term Loan Facility, which has a maturity date of February 14, 2031. Borrowings under the Term Loan Facility bore interest at a rate of 5.4% per annum as of September 30, 2026.
As of September 30, 2026, we had $2,043 million of outstanding borrowings under the ABL Facility, which has a maturity date of July 10, 2030. Borrowings under the ABL Facility bore interest at a rate of 4.9% per annum as of September 30, 2026.
As of September 30, 2026, we had $1,474 million of outstanding borrowings under the Accounts Receivable Securitization Facility, which has a maturity date of June 18, 2027. Borrowings under the Accounts Receivable Securitization Facility bore interest at a rate of 4.8% per annum as of September 30, 2026.
Certain of the underwriters and/or their respective affiliates are lenders under our Term Loan Facility, ABL Facility or Accounts Receivable Securitization Facility and may receive at least 5% of the net proceeds of this offering as a result of the intended use of net proceeds from this offering. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”

CAPITALIZATION
The following table presents our consolidated cash position and consolidated capitalization as of September 30, 2026: (1) on an actual basis and (2) as adjusted for the issuance of the notes and the guarantee and the assumed application of the net proceeds therefrom, as described under “Use of Proceeds,” and the releases of collateral and subsidiary guarantees described under “Summary — Recent Developments,” as further described in footnote (1) below. For information regarding our outstanding senior indebtedness, including maturity and applicable interest rates, see “Debt,” note 11 to our consolidated financial statements in our Annual Report and “Debt,” note 6 to our unaudited condensed consolidated financial statements in our September 30, 2026 Quarterly Report, both of which are incorporated by reference herein. This table is derived from and should be read in conjunction with our unaudited consolidated financial statements incorporated in this prospectus supplement by reference to our September 30, 2026 Quarterly Report. See “Incorporation of Certain Information by Reference” beginning on page S-iii of this prospectus supplement.
	As of September 30, 2026
	Actual	As Adjusted(1)
	(in millions)
Cash and cash equivalents	$153	$153
Debt(2):
Accounts Receivable Securitization Facility expiring 2027(3)	$1,473	$1,473
$4.5 billion ABL Facility expiring 2030(4)	2,033	1,024
Term Loan Facility maturing 2031	969	—
3 7∕8% Senior Secured Notes due 2027 (to be Unsecured)	749	749
4 7∕8% Senior Notes due 2028	1,670	1,670
6% Senior Secured Notes due 2029 (to be Unsecured)	1,493	1,493
5 1∕4% Senior Notes due 2030	747	747
4% Senior Notes due 2030	747	747
3 7∕8% Senior Notes due 2031	1,095	1,095
3 3∕4% Senior Notes due 2032	746	746
5 3∕8% Senior Notes due 2033	1,487	1,487
6 1∕8% Senior Notes due 2034	1,092	1,092
Notes due 2029 offered hereby	—
Notes due 2031 offered hereby	—
Notes due 2036 offered hereby	—
Finance leases	370	370
Total debt	14,671	14,677
Total stockholders’ equity(5)	9,695	9,690
Total capitalization	$24,366	$24,367

(1)
The as-adjusted column assumes the issuance of $2.0 billion aggregate principal amount of notes at par and approximately $16 million of underwriting discounts and commissions and fees and expenses. It gives effect to (i) the application of the net proceeds to repay in full $975 million principal amount of indebtedness outstanding under the Term Loan Facility and to reduce borrowings under the ABL Facility by approximately $1,009 million and (ii) the releases of collateral and subsidiary guarantees described under “Summary — Recent Developments.” The as-adjusted total debt includes an aggregate carrying value of $1,984 million for the notes offered hereby; the allocation among the three series will be determined at pricing. On this basis, the 3 7∕8% Senior Secured Notes due 2027 and 6% Senior Secured Notes due 2029 are unsecured obligations, notwithstanding their historical titles.

(2)
Any differences between the carrying value of the debt instruments listed in the table above and the principal amount of such debt instruments, on an actual and an as-adjusted basis, relate to unamortized original issue discounts and debt issuance costs.

(3)
As of September 30, 2026, $26 million of additional capacity was available under our Accounts Receivable Securitization Facility.

(4)
As of September 30, 2026, $2,436 million ($3,445 million on an as-adjusted basis) of additional capacity was available under our ABL Facility.

(5)
As adjusted stockholders’ equity reflects the estimated after-tax effect of a $6 million loss expected to be recognized in interest expense upon repayment in full of the Term Loan Facility. The loss represents the excess of the repayment amount over the facility’s net carrying amount.

DESCRIPTION OF THE NOTES
This “Description of the Notes” and the section entitled “Description of Debt Securities” in the accompanying prospectus summarize key terms of the indenture (as defined below), the Notes (as defined below) and the related guarantee (as defined below), but do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the indenture, the Notes and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We urge you to read the indenture, the Notes and the provisions made part of the indenture by reference to the Trust Indenture Act because they, and not this description, define your rights as a holder of the Notes. This “Description of the Notes” supplements the “Description of Debt Securities” in the accompanying prospectus and, to the extent it is inconsistent, replaces such description in the accompanying prospectus. For purposes of this “Description of the Notes,” references to (i) “we,” “us” and “our” refer to United Rentals, Inc. and its consolidated subsidiaries, including United Rentals (North America), Inc., (ii) the “Parent Guarantor” refer only to United Rentals, Inc. and not to any of its subsidiaries and (iii) the “Company” refer only to United Rentals (North America), Inc. and not to any of its subsidiaries. Certain capitalized terms used in this section have the meaning set forth below in “— Certain Definitions.” Terms used in this section that are otherwise not defined have the meanings given to them in the accompanying prospectus.
General
The Notes will be issued under an indenture, dated as of October   , 2026 (the “base indenture”), among United Rentals (North America), Inc. (the “Company”), United Rentals, Inc., as parent guarantor (the “Parent Guarantor”), and Truist Bank, as trustee (the “trustee”), as supplemented by a supplemental indenture relating to the Notes, dated as of      , 2026 (the “first supplemental indenture” and, the base indenture, as so supplemented, the “indenture”), among the Company, the Parent Guarantor and the trustee.
The Company is issuing $      aggregate principal amount of      % Senior Notes due 2029 (the “2029 Notes”). The 2029 Notes will mature on      , 2029. Interest on the 2029 Notes will accrue at the rate of      % per annum.
The Company is issuing $      aggregate principal amount of      % Senior Notes due 2031 (the “2031 Notes”). The 2031 Notes will mature on      , 2031. Interest on the 2031 Notes will accrue at the rate of      % per annum.
The Company is issuing $      aggregate principal amount of      % Senior Notes due 2036 (the “2036 Notes” and, together with the 2029 Notes and the 2031 Notes, the “Notes”). The 2036 Notes will mature on      , 2036. Interest on the 2036 Notes will accrue at the rate of      % per annum.
The Notes of each series will be issued only in fully registered, book-entry form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The principal of, and premium, if any, and interest on, the Notes will be payable in U.S. dollars. The registered holder of a Note will be treated as its owner for all purposes. The Notes will be fully and unconditionally guaranteed by the Parent Guarantor on a senior unsecured basis. See “— Guarantee” below.
Ranking
The Notes of each series will be senior unsecured obligations of the Company and will:
•
rank equally in right of payment with all of the Company’s existing and future senior indebtedness;

•
rank effectively junior to any of the Company’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness;

•
rank senior in right of payment to any of the Company’s existing and future subordinated indebtedness; and

•
be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, of the Company’s Subsidiaries.

As of September 30, 2026, on an as-adjusted basis (including giving effect to the Existing Notes Collateral and Existing Notes Subsidiary Guarantee Release and the ABL Guarantor Release), as described under “Capitalization,” the notes would have ranked (1) equally in right of payment with approximately $9.9 billion principal amount of the Company’s other senior unsecured obligations, including the total outstanding principal amount of the Existing Notes; (2) effectively junior to the $876 million of the Company’s outstanding borrowings under the ABL Credit Agreement (excluding $3,445 million of additional borrowing capacity, net of outstanding letters of credit of $21 million), to the extent of the value of the assets securing such obligations; and (3) structurally subordinated to the liabilities, including trade payables, of the Company’s subsidiaries, including $1.474 billion of outstanding borrowings by the Company’s special purpose vehicle in connection with the accounts receivable securitization facility and $158 million of outstanding borrowings under the ABL Credit Agreement by the Company’s subsidiaries. Most of the Company’s U.S. receivable assets have been sold to a special purpose vehicle in connection with the accounts receivable securitization facility (the accounts receivable in the collateral pool being the lenders’ only source of payment under that facility). See “Capitalization.”
The amounts above exclude finance lease obligations and related guarantees. Finance lease obligations of the Parent Guarantor and its consolidated subsidiaries totaled $370 million as of September 30, 2026. As of September 30, 2026, on an actual basis, there was $2,436 million of additional borrowing capacity under the ABL Credit Agreement and $26 million of additional borrowing capacity under the accounts receivable securitization facility.
Guarantee
The payment of the principal, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed (the “guarantee”) by the Parent Guarantor. The Parent Guarantor’s guarantee will be a senior unsecured obligation of the Parent Guarantor and will:
•
rank equally in right of payment with all of the existing and future senior indebtedness of the Parent Guarantor;

•
rank effectively junior to any existing and future secured indebtedness of the Parent Guarantor to the extent of the value of the assets securing such indebtedness;

•
rank senior in right of payment to all existing and future subordinated indebtedness of the Parent Guarantor; and

•
be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, of the Parent Guarantor’s Subsidiaries, other than the Company.

None of the Parent Guarantor’s subsidiaries (other than the Company) will guarantee or have any obligations with respect to the Notes. Therefore, our rights and the rights of our creditors, including holders of the Notes, to participate in the assets of any such subsidiary upon such subsidiary’s liquidation may be subject to the prior claims of such subsidiary’s other creditors. See “Information Regarding the Issuer and Guarantor” in the accompanying prospectus.
As of September 30, 2026, on an as-adjusted basis (including giving effect to the Existing Notes Collateral and Existing Notes Subsidiary Guarantee Release and the ABL Guarantor Release), as described under “Capitalization,” the guarantee would have ranked (1) equally in right of payment with approximately $9.9 billion of the Parent Guarantor’s other senior unsecured obligations, including its guarantee obligations in respect of the Existing Notes; (2) effectively junior to approximately $1,034 million of the Parent Guarantor’s secured obligations, including its guarantee obligations in respect of $876 million of outstanding borrowings by the Company and $158 million of outstanding borrowings by the Company’s subsidiaries under the ABL Credit Agreement (excluding $3,445 million of additional borrowing capacity, net of outstanding letters of credit of $21 million), to the extent of the value of the assets securing such obligations; and (3) structurally subordinated to the liabilities, including trade payables, of the Parent Guarantor’s subsidiaries other than the Company, including $1.474 billion of outstanding borrowings by the Company’s special purpose vehicle in connection with the accounts receivable securitization facility and $158 million of outstanding borrowings under the ABL Credit Agreement by the Company’s subsidiaries.
The amounts above exclude finance lease obligations and related guarantees. Finance lease obligations of the Parent Guarantor and its consolidated subsidiaries totaled $370 million as of September 30, 2026.

The guarantee will be limited to the maximum amount that would not render the Parent Guarantor’s obligations subject to avoidance under applicable law as a fraudulent conveyance, fraudulent transfer or unjust preference, including provisions of the United States Bankruptcy Code or any comparable provision of foreign or state law or provincial law to comply with corporate benefit, financial assistance and other laws. By virtue of this limitation, the Parent Guarantor’s obligation under the guarantee could be significantly less than amounts payable with respect to the Notes, or the Parent Guarantor may have effectively no obligation under the guarantee.
The indenture will not limit the amount of debt that the Company may issue under the indenture or the amount of other debt or securities that the Company, the Parent Guarantor or any of their subsidiaries may issue or guarantee or require the maintenance of financial ratios or specified levels of net worth or liquidity. Except as described under “— Certain Covenants” and “Description of Debt Securities — Merger, Consolidation or Sale of Assets,” and restrictions in other instruments governing our other outstanding indebtedness, including the Credit Facilities, we may incur substantial additional indebtedness (including secured indebtedness) in the future. For additional information, see “Risk Factors — Risks Relating to the Notes — We have secured indebtedness outstanding, and may incur more. The notes and the guarantee will be effectively subordinated to URNA’s and the Guarantor’s secured indebtedness, respectively, in each case to the extent of the value of the assets securing such indebtedness.”
Release of Parent Guarantor
As more fully described in the indenture, the guarantee of the Parent Guarantor will be automatically and unconditionally released and discharged upon:
(1)
defeasance or discharge of the Notes, as provided in the accompanying prospectus under the heading “Description of Debt Securities — Defeasance and Covenant Defeasance”;

(2)
the merger or consolidation of the Parent Guarantor and the Company, in each case, in compliance with the applicable provisions of the indenture; and

(3)
as described in the accompanying prospectus under the heading “Description of Debt Securities — Modification and Waivers.”

Principal, Maturity and Interest
Interest on the 2029 Notes will accrue at the rate of      % per annum and will be payable in Dollars on      and      of each year, commencing on       , 2027. Interest on the 2031 Notes will accrue at the rate of      % per annum and will be payable in Dollars on      and      of each year, commencing on      , 2027. Interest on the 2036 Notes will accrue at the rate of      % per annum and will be payable in Dollars on and of each year, commencing on      , 2027.
Interest on each series of Notes will be computed on the basis of a 360-day year of twelve 30-day months and will be paid to the persons in whose names the applicable Notes are registered at the close of business on the date that is 15 calendar days prior to the relevant interest payment date (whether or not a business day). We will make payments of principal, premium, if any, and interest, if any, through the trustee to The Depository Trust Company (“DTC”). If any of the Notes are no longer represented by a global note, payment of principal, premium, if any, and interest on definitive notes may, at our option, be made by check mailed directly to holders of the Notes at their registered addresses appearing in the security register. Principal, premium, if any, and interest shall be considered paid on the date due if it has been deposited with the trustee or paying agent in accordance with the base indenture.
Interest payable on any interest payment date, redemption date or maturity date shall be the amount of interest accrued from, and including, the next preceding interest payment date in respect of which interest has been paid or duly provided for (or from, and including, the original issue date, if no interest has been paid or duly provided for with respect to the Notes) to, but excluding, such interest payment date, redemption date or maturity date, as the case may be. If any interest payment date, redemption date or maturity date is not a business day, the payment otherwise required to be made on such date will be made on the next succeeding business day with the same force and effect as if made on the applicable interest payment date, redemption date or maturity date and without any additional payment as a result of such delay.

The Company shall pay interest on overdue principal and premium, if any, and (to the extent legally enforceable under applicable law) upon any overdue installments of interest, in each case, on Notes of any series at the same rate borne by the Notes of such series.
The term “business day” means, with respect to any Note, any day other than a Saturday, Sunday or any other day on which banking institutions in New York, New York or the place of payment are authorized or obligated by law or executive order to close.
Issuance of Additional Notes
The Company may from time to time, without the consent of, or notice to, the holders of the Notes of any series, increase the principal amount of any series of Notes by issuing additional Notes of such series in the future on the same terms and conditions as the Notes of such series offered hereby (except for any difference in the issue date, initial public offering price and, if applicable, the date from which interest thereon will begin to accrue and the initial interest payment date). Any additional Notes will not be issued with the same CUSIP number as the applicable series of Notes offered hereby unless such additional Notes are fungible for U.S. federal income tax purposes with the Notes of such series offered hereby. The Notes of each series offered hereby and any additional Notes of such series subsequently issued under the indenture will be treated as a single series or class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.
Optional Redemption
Prior to the Par Call Date (as defined below) applicable to a series of Notes, the Company may redeem the applicable series of Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
100% of the principal amount of the applicable series of Notes to be redeemed on such redemption date; and

(2)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the applicable series of Notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined below) plus (i)     basis points for the 2029 Notes, (ii)     basis points for the 2031 Notes and (iii)      basis points for the 2036 Notes less (b) interest accrued to the applicable redemption date, plus, in each case, accrued and unpaid interest, if any, thereon to, but excluding, the applicable redemption date.
In addition, on or after the applicable Par Call Date, the Company may redeem the applicable series of Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the applicable series of Notes being redeemed plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable redemption date.
As used herein, “Par Call Date” means:
•
with respect to the 2029 Notes,      , 20   (      months prior to the maturity date of the 2029 Notes);

•
with respect to the 2031 Notes,      , 20   (      months prior to the maturity date of the 2031 Notes); and

•
with respect to the 2036 Notes,      , 20   (      months prior to the maturity date of the 2036 Notes).

As used herein, “Treasury Rate” means, with respect to any redemption date prior to the applicable Par Call Date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate applicable to the series of Notes being redeemed shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)-H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities-Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the applicable Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life and shall interpolate to the applicable Par Call Date, on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from such redemption date.
If on the third business day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published or does not contain the yields required to calculate the applicable Treasury Rate, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date, and one with a maturity date following the applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate for the applicable series of Notes in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The trustee shall have no duty to determine, or verify the calculation of, the redemption price.
Notwithstanding the foregoing, installments of interest on any series of Notes that are due and payable on an interest payment date falling on or prior to a redemption date will be payable on such interest payment date to the registered holders as of the close of business on the relevant record date immediately preceding such interest payment date, unless, with respect to any global security, the procedures of the depositary require payment to be completed in an alternate manner and in such case the procedures of the depositary shall control.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each registered holder of Notes being redeemed, except that redemption notices may be mailed or electronically delivered more than 60 days prior to a redemption date if the notice is issued in connection with a legal or covenant defeasance of the Notes or a satisfaction and discharge of the indenture or as a result of a delay in the redemption date in accordance with the immediately succeeding paragraph.

Any redemption may, at our discretion, be subject to one or more conditions precedent, including completion of a corporate transaction. In such event, any related notice of redemption will describe such condition and, if applicable, will state that, in our discretion, the (i) redemption date may be delayed until such time (including by more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions are satisfied (or waived by us in our sole discretion), or (ii) such redemption may not occur and such notice may be rescinded in the event that any or all such conditions have not been satisfied or waived by us by the relevant redemption date, or by the redemption date as so delayed. In addition, we may provide in such notice that payment of the redemption price and performance of our obligations with respect to such redemption may be performed by another Person (but we will remain responsible in the event of any failure of such other Person to perform any such obligations).
In the case of a partial redemption of any series of Notes, selection of the Notes of such series for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note being redeemed. Except in the case of global notes, a new note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original note. Notwithstanding the foregoing, for so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.
In the event of any redemption of Notes, we will not be required to (i) register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the mailing of notice of redemption of the Notes and ending at the close of business on the day of such mailing, or (ii) register the transfer of or exchange any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.
The indenture will provide that, notwithstanding anything to the contrary therein, the Company, the Parent Guarantor and their respective affiliates, and their respective members of management, among other parties, may, at any time and from time to time, purchase, repurchase, redeem, exchange, defease or otherwise acquire or retire the Parent Guarantor’s or any of its subsidiaries’ outstanding debt securities or loans, including the Notes, by any means other than a redemption that is subject to the provisions described above (and, for the avoidance of doubt, without being subject to any pro rata repurchase requirement) from any Person, upon such terms and conditions, at such prices and with such considerations as the Company, the Parent Guarantor and their respective affiliates and their respective members of management, among other parties, may determine, including, without limitation, in negotiated transactions, open market purchases, by tender offer or any other transactions with one or more holders or beneficial owners of Notes. Subject to any applicable limitations contained in the agreements governing our indebtedness, including the indenture, any such purchases or other transactions made by us may be funded by the use of cash on our balance sheet or the incurrence of new secured or unsecured indebtedness, including borrowings under our existing or future credit facilities. The amounts involved in any such purchases or other transactions, individually or in the aggregate, may be material. Any such purchases or other transactions may be with respect to a substantial amount of a particular class or series of debt, with the attendant reduction in the trading liquidity of such class or series. In addition, any such purchases or other transactions made at prices below the “adjusted issue price” (as defined for U.S. federal income tax purposes) may result in taxable cancellation of indebtedness income to us, which amounts may be material, and may result in related adverse tax consequences to us.
Except as set forth in this prospectus supplement and the accompanying prospectus, the Notes will not be redeemable by us prior to maturity and will not be entitled to the benefit of any sinking fund. The Notes are not convertible into or exchangeable for other notes, Capital Stock or other securities of any kind of the Company or another Person.

Change of Control
On or before the 30th day after the date of the occurrence of a Change of Control Triggering Event with respect to a series of Notes, we will make an Offer to Purchase (a “Change of Control Offer”) on a business day not more than 60 nor less than 10 days following the delivery to each holder of Notes of such series of the notice described in the following paragraph (the “Change of Control Purchase Date”), all of the then outstanding Notes of such series tendered at a purchase price in cash in Dollars (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to, but excluding, the Change of Control Purchase Date. Notwithstanding the foregoing, installments of interest on Notes of such series that are due and payable on the interest payment dates falling on or prior to the Change of Control Purchase Date shall be payable on the interest payment date to the registered holders as of the close of business on the relevant regular record date; provided, however, that with respect to any global security, if the procedures of the depositary require payment to be completed in an alternate manner, in such case the procedures of the depositary shall control. We will be required to purchase all Notes of a series tendered into the Change of Control Offer and not withdrawn.
Within 30 days following any Change of Control Triggering Event with respect to a series of Notes, we will deliver a notice to each holder of Notes of such series describing the transaction or transactions that constitute the Change of Control Triggering Event and stating all other information as set forth in the definition of “Offer to Purchase.”
On the Change of Control Purchase Date, we will (i) accept for payment Notes of each series or portions thereof (not less than $2,000 principal amount and integral multiples of $1,000 in excess thereof) tendered pursuant to the Change of Control Offer, (ii) deposit with the paying agent cash in Dollars, sufficient to pay the Change of Control Purchase Price of (including accrued and unpaid interest on) all Notes of each series or portions thereof so tendered and accepted and (iii) deliver to the trustee the Notes so accepted together with an officer’s certificate setting forth the Notes of each series or portions thereof tendered to and accepted for payment by us. The paying agent will promptly mail or deliver to the holders of Notes of each series so accepted payment in an amount equal to the purchase price, and the trustee will promptly authenticate and make available for delivery to such holders a new Note of like tenor equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be promptly mailed or delivered by us to the holder thereof. We will publicly announce the results of the Change of Control Offer not later than the third business day following the Change of Control Purchase Date.
We will not be required to make a Change of Control Offer upon a Change of Control Triggering Event with respect to a series of Notes if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by us and purchases all Notes of such series validly tendered and not withdrawn under such Change of Control Offer or (2) a notice of redemption for all outstanding Notes of such series has been given pursuant to “— Optional Redemption” above, unless and until there is a default in payment of the applicable redemption price.
If holders of not less than 90% in aggregate principal amount of the outstanding Notes of a series validly tender and do not withdraw such Notes in an offer to repurchase such Notes upon a Change of Control Triggering Event and we, or any third party making an offer to repurchase such Notes upon a Change of Control Triggering Event in lieu of us, as described above purchase all of the Notes of such series validly tendered and not withdrawn by such holders, then we will have the right, upon not less than 10 days’ nor more than 60 days’ prior notice to each holder of such Notes, with a copy to the trustee, given not more than 30 days following the Change of Control Purchase Date, to redeem all Notes of such series that remain outstanding following such purchase at a redemption price in cash in Dollars equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of the holders of record on the relevant regular record date to receive interest due on the relevant interest payment date).
We will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws or regulations are applicable, in the event that a Change of Control Triggering Event with respect to a series of Notes occurs and we are required to purchase Notes of such series as described above.

Notwithstanding anything to the contrary, a Change of Control Offer may be made in advance of a Change of Control Triggering Event with respect to any series of Notes, conditioned upon the consummation of such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control Triggering Event at the time the Change of Control Offer is made.
The Change of Control Triggering Event purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below and under “Description of Debt Securities — Merger, Consolidation or Sale of Assets,” we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of our indebtedness or that of our subsidiaries outstanding at such time or otherwise affect our capital structure or that of our subsidiaries or the credit ratings of the Notes. Restrictions on our ability to consolidate, merge or convey, transfer or lease all or substantially all of our properties and assets are contained in the covenants as described in the accompanying prospectus under “Description of Debt Securities — Merger, Consolidation or Sale of Assets.” Except for the limitations contained in such covenants and the covenant relating to repurchases upon the occurrence of a Change of Control Triggering Event, however, the indenture will not contain any covenants or provisions that may afford holders of the Notes protection in the event the Company participates in transactions such as recapitalizations, reorganizations and other highly leveraged transactions.
The phrase “all or substantially all,” as used with respect to our assets and the assets of our subsidiaries in the definition of “Change of Control,” is subject to interpretation under applicable state law, and its applicability in a given instance would depend upon the facts and circumstances. There is a limited body of case law interpreting the phrase “substantially all,” and there is no precise established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the Notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries, taken as a whole, to another Person may be uncertain.
As used herein the following terms have the meanings assigned to them:
“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock or equity participations, and any rights (other than debt securities convertible or exchangeable into capital stock), warrants or options exchangeable for or convertible into such capital stock and, including with respect to partnerships, limited liability companies or business trusts, ownership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnerships, limited liability companies or business trusts.
“Change of Control” means the occurrence of any of the following events:
(1)
any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50.0% of the total Voting Stock of the Company or Parent Guarantor (other than, in the case of the Company, Parent Guarantor or a wholly owned Subsidiary of Parent Guarantor);

(2)
(i) the Company or Parent Guarantor consolidates with, or merges with or into, another Person, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company or Parent Guarantor is converted into or exchanged for cash, securities or other property and, immediately after such transaction a “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Parent Guarantor or any wholly owned Subsidiary of Parent Guarantor, is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50.0% of the total Voting Stock of the surviving or transferee corporation or (ii) the Parent Guarantor sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the properties and assets of the Parent

Guarantor and its Subsidiaries, taken as a whole, to any Person (other than to the Parent Guarantor or a wholly owned Subsidiary of the Parent Guarantor); or
(3)
the Parent Guarantor or the Company is liquidated or dissolved or adopts a plan of liquidation; or

(4)
the Company shall cease to be a direct or indirect Subsidiary of the Parent Guarantor (other than as a result of the merger or consolidation of the Parent Guarantor and the Company, in each case, in compliance with the applicable provisions of the indenture).

Notwithstanding the foregoing, a transaction will not be a “Change of Control” if it is a consolidation or merger of the Company or Parent Guarantor with or into a (A) Person or (B) wholly owned direct or indirect Subsidiary of a Person that, in either case, immediately following the transaction, has no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) that is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of more than 50.0% of the total Voting Stock of such Person and, in the case of clause (B), the parent of such wholly owned Subsidiary guarantees the Company’s obligations under the Notes and the indenture.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.
“Fitch” means Fitch Ratings Inc., and its successors.
“Investment Grade” means a rating by Moody’s equal to or higher than Baa3 (or the equivalent under a successor rating category of Moody’s), a rating by S&P or Fitch equal to or higher than BBB- (or the equivalent under any successor rating category of S&P or Fitch), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Company under the circumstances permitting the Company to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of “Rating Agency.”
“Moody’s” means Moody’s Investors Service, Inc., and its successors.
“Offer to Purchase” means a Change of Control Offer sent by or on behalf of the Company electronically or by first class mail, postage prepaid (or, for so long as the Notes of such series are held by the depositary, otherwise transmitted in accordance with the indenture), to each holder of a series of Notes at its address appearing in the register for the Notes of such series on the date of the Change of Control Offer offering to purchase all or a portion (equal to minimum of $2,000 or an integral multiple of $1,000 in excess thereof) of the Notes of such series tendered by holders pursuant to such Change of Control Offer at the purchase price specified in such Change of Control Offer (as determined pursuant to the indenture). Unless otherwise provided in the indenture or otherwise required by applicable law, the Change of Control Offer shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase, which shall be not less than 10 days nor more than 60 days after the date of such Change of Control Offer (or such later date as may be necessary for the Company to comply with the Exchange Act), and a settlement date (the “Purchase Date”) for purchase of Notes of such series to occur no later than five business days after the Expiration Date. The Company shall notify the trustee at least 10 days (or such shorter period as is acceptable to the trustee) prior to the electronic delivery or mailing of the Change of Control Offer of the Company’s obligation to make an Offer to Purchase, and the Change of Control Offer shall be delivered electronically or mailed by the Company or, at the Company’s request, by the trustee in the name and at the expense of the Company. The Change of Control Offer shall contain all the information required by applicable law to be included therein. The Change of Control Offer shall contain all instructions and materials necessary to enable such holders to tender Notes of such series pursuant to the Offer to Purchase. The Change of Control Offer shall also state:
(1)
the section of the indenture pursuant to which the Change of Control Offer to Purchase is being made;

(2)
the Expiration Date and the Purchase Date;

(3)
the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Notes of such series accepted for payment (as specified pursuant to the indenture) (the “Purchase Price”), and the amount of accrued and unpaid interest to be paid;

(4)
that the holder may tender all or any portion of the Notes of such series registered in the name of such holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount;

(5)
the place or places where Notes of such series are to be surrendered for tender pursuant to the Offer to Purchase;

(6)
that interest on any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase shall continue to accrue;

(7)
that on the Purchase Date the Purchase Price shall become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

(8)
that each holder electing to tender all or any portion of a Note pursuant to the Offer to Purchase shall be required to surrender such Note at the place or places specified in the Change of Control Offer prior to the close of business on the Expiration Date (such Note being, if the Company or the trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the trustee duly executed by the holder thereof or his attorney duly authorized in writing);

(9)
that holders shall be entitled to withdraw all or any portion of Notes of such series tendered if the Company (or its paying agent) receives, not later than the close of business on the fifth business day next preceding the Expiration Date, a facsimile transmission or letter setting forth the name of the holder, the principal amount of the Note the holder tendered, the certificate number of the Note the holder tendered and a statement that such holder is withdrawing all or a portion of his tender; and

(10)
that in the case of a holder whose Note is purchased only in part, the Company shall execute and the trustee shall authenticate and deliver to the holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

“Rating Agency” means S&P, Moody’s and Fitch, or if S&P, Moody’s or Fitch shall cease to rate the Notes of a series or fail to make a rating of the Notes of a series publicly available, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Company as a replacement agency for one or any of them, as the case may be.
“Rating Event” means, with respect to each series of the Notes, the rating on such series of Notes is lowered and the Notes of such series are rated below Investment Grade by at least two of the Rating Agencies on any date from the date of the public notice of a transaction that would result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes of such series is under publicly announced consideration for possible downgrade below Investment Grade by any of the Rating Agencies as a result of such transaction); provided (i) that no such extension shall occur if on such 60th day such Notes have an Investment Grade rating from at least two Rating Agencies and are not subject to review for possible downgrade by such Rating Agencies as a result of such transaction and (ii) that a Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee upon the Company’s or the trustee’s written request that the reduction was the result, in whole or in part, of the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Event). For the avoidance of doubt, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.
“Subsidiary” means, as to any Person, (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof; and (ii) any other Person (other than a corporation), including a partnership, limited liability company, business trust or joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has a majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions). For purposes of this definition, any directors’ qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.
“Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).
Certain Covenants
See “Description of Debt Securities — Limitation on Liens,” “Description of Debt Securities — Limitation on Sale/Leaseback Transactions” and “Description of Debt Securities — Merger, Consolidation or Sale of Assets” in the accompanying prospectus.
SEC Reports
We will, pursuant to Section 314(a) of the Trust Indenture Act, so long as the Notes are outstanding, file with the trustee such information, documents and other reports as may be required to comply with the provisions of Section 314(a) of the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the U.S. Securities and Exchange Commission (“SEC”) pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the trustee.
The trustee shall have no duty to determine whether any such reports have been filed with the SEC or to determine what information, documents or reports are required to comply with the Trust Indenture Act. The trustee shall have no duty to review or verify the contents of any such reports delivered to it or filed with the SEC.
No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, employee, incorporator, member or stockholder of the Company or the Parent Guarantor, and no director, officer, employee, incorporator, member or stockholder of any Subsidiary of the Company or the Parent Guarantor, as such, will have any liability for any obligations of the Company or Parent Guarantor under the Notes, the guarantee or the indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes of the applicable series. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Events of Default
All provisions relating to events of default are as set forth in the accompanying prospectus under the heading “Description of Debt Securities — Events of Default.”
Defeasance
All provisions relating to defeasance and covenant defeasance are as set forth in the accompanying prospectus under the heading “Description of Debt Securities — Defeasance and Covenant Defeasance.” In

addition, in the event the Company exercises its right to defeasance or covenant defeasance, the guarantee of the Parent Guarantor will cease to be of further effect and the Parent Guarantor will be automatically released from all of its obligations with respect to such guarantee.
Satisfaction and Discharge
All provisions relating to the satisfaction and discharge of our obligations under the indenture are as set forth in the accompanying prospectus under the heading “Description of Debt Securities — Satisfaction and Discharge.” In addition, in the event the Company exercises its right to satisfy and discharge the Notes, the guarantee of the Parent Guarantor will cease to be of further effect and the Parent Guarantor will be automatically released from all of its obligations with respect to such guarantee.
Trustee
Truist Bank, or any successor thereto, will serve as trustee under the indenture.
The trustee may engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time. However, if the trustee acquires any conflicting interest, it must eliminate such conflict upon the occurrence of an event of default, or else resign.
Paying Agent and Registrar for the Notes
The Company has appointed the trustee to act as the security registrar and paying agent and to act as depositary custodian with respect to the global notes. The Company has authorized its agents and the trustee to act in accordance with a letter of representations entered into with the depositary.
The trustee or paying agent, as applicable, will repay to the Company on the Company’s written request any funds they hold for payments on the Notes that remain unclaimed for two years after the date upon which that payment has become due. After repayment to the Company, holders of the Notes entitled to such funds must look only to the Company for payment.
Listing
We do not intend to apply to list the Notes on any national securities exchange or include them in any automated quotation system.
Book-Entry, Delivery and Form
Global Notes
The Notes will be issued in the form of one or more fully registered global notes which will be deposited with, or on behalf of, DTC, as the depositary, and registered in the name of Cede & Co., DTC’s nominee, or such other name as may be requested by an authorized representative of DTC. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global notes directly through DTC. Except under circumstances described below, the Notes will not be issuable in definitive form. The laws of some states require that certain purchasers of securities take physical delivery of their securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in the global notes.
So long as the depositary or its nominee is the registered owner of the global notes, the depositary or its nominee will be considered the sole owner or holder of the Notes represented by the global notes for all purposes under the indenture.
Except as provided below, owners of beneficial interests in the global notes will not be entitled to have the Notes represented by global notes registered in their name, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or holders thereof under the indenture.

In addition, except as provided below, a global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.
If the depositary notifies the Company that it is at any time unwilling or unable to continue as depositary for the Notes, or if at any time the depositary for the Notes has ceased to be a clearing agency registered under the Exchange Act and any other applicable statute or regulation at a time when the depositary is required to be so registered to act as depositary, the Company will use commercially reasonable efforts to appoint a successor depositary with respect to the Notes. If a successor depositary for the Notes is not appointed by us within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will issue Notes in definitive form in exchange for the global notes. In addition, the Company may at any time and in its sole discretion determine not to have the Notes represented by the global notes and, in that event, will issue Notes in definitive form in exchange for the global notes. In any such instance, an owner of a beneficial interest in the global notes will be entitled to physical delivery in definitive form of notes represented by the global notes equal in principal amount to such beneficial interest and to have such notes registered in its name. Notes so issued in definitive form will be issued as registered notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof, unless otherwise specified by the Company. Notes in definitive form can be transferred by presentation for registration to the registrar at its offices and must be duly endorsed by the holder or their attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the trustee duly executed by the holder or their attorney duly authorized in writing. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Notes in definitive form.
DTC
The depositary advises as follows:
•
DTC is:

•
a limited-purpose trust company organized under the New York Banking Law,

•
a “banking organization” within the meaning of the New York Banking Law,

•
a member of the Federal Reserve System,

•
a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and

•
a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act;

•
DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates;

•
Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations;

•
DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries; and

•
Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear transactions through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).

The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. The information contained on the DTC’s website is not intended to form a part of, or be incorporated by reference into, this prospectus supplement.
Purchases of the Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC’s records. The ownership interest of each actual purchaser of each note will be recorded on the Direct and Indirect Participants’ records. These beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the Notes, except in the event that use of the book-entry system for the Notes is discontinued.
To facilitate subsequent transfers, all Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee will not change the beneficial ownership of the Notes. DTC has no knowledge of the actual beneficial owners of the Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the beneficial owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Principal, interest payments and redemption proceeds, if any, on the Notes will be made to Cede & Co, as nominee of DTC, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the Company, the Parent Guarantor or the trustee, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the Company, the Parent Guarantor or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, interest and redemption proceeds to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Company or the trustee, as applicable. Disbursement of payments from Cede & Co. to Direct Participants is DTC’s responsibility. Disbursements of payments to beneficial owners are the responsibility of Direct and Indirect Participants.
In any case where a vote may be required with respect to the Notes, neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to such Notes unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer of securities as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified in the listing attached to the omnibus proxy).
In any case where we have made a tender offer for the purchase of any of the Notes, a beneficial owner must give notice through a participant to a tender agent to elect to have its Notes purchased or tendered. The beneficial owner must deliver the Notes by causing the Direct Participants to transfer the participant’s interest in the Notes, on DTC’s records, to a tender agent. The requirement for physical delivery of the Notes in connection with an optional tender or a mandatory purchase is satisfied when the ownership rights in the Notes are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered Notes to the tender agent’s DTC account.
We obtained the information in this section concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.
Global Clearance and Settlement Procedures
Initial settlement for the Notes will be made in same-day U.S. dollar funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules.

Notices and Redemption
Notices to holders of the Notes will be sent by mail to the registered holders when the Notes are in definitive form. So long as the global notes are held on behalf of DTC or any other clearing system, notices (including redemption notices) to holders of Notes represented by a beneficial interest in the global notes shall be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be, in accordance with DTC or such clearing system’s customary policies and procedures.
Any notice or communication to a holder may be (a) e-mailed and be deemed duly given at the time so delivered, (b) mailed by first class mail, certified or registered, return receipt requested and be deemed duly delivered five calendar days after being deposited in the mail, or (c) mailed by overnight air courier guaranteeing next day delivery and be deemed duly delivered the next business day, in each case, to its email or physical address shown on the register kept by the trustee, as the security registrar. Any notice or communication will also be so e-mailed or mailed to any Person described in Section 313(c) of the Trust Indenture Act, to the extent required by the Trust Indenture Act. Failure to e-mail or mail a notice or communication to a holder or any defect in it will not affect its sufficiency with respect to other holders.
In each case, if a notice or communication is e-mailed or mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
Notwithstanding any other provision of the indenture or the Notes, where the indenture or the Notes provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of the Notes represented by a beneficial interest in the global notes (whether by email, mail or otherwise), such notice shall be sufficiently given if given to the depositary (or its designee), in accordance with DTC or such depository’s customary policies and procedures.
Euroclear and Clearstream
Investors may hold interests in the Notes outside the United States through Euroclear or Clearstream if they are participants in those systems, or indirectly through organizations which are participants in those systems.
Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries, which in turn will hold such positions in customers’ securities accounts in the names of the nominees of the depositaries on the books of DTC. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.
The following is based on information furnished by Euroclear or Clearstream, as the case may be. Euroclear has advised us that:
•
It was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash;

•
Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries;

•
Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”);

•
The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include underwriters of securities offered pursuant to this prospectus supplement;

•
Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly;

•
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”);

•
The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants; and

•
Distributions with respect to the Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearstream has advised us that:
•
It is incorporated under the laws of Luxembourg as a professional depositary and holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates;

•
Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries;

•
As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier);

•
Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters;

•
Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly; and

•
Distributions with respect to interests in the Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

We have provided the following descriptions of the operations and procedures of Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of Euroclear and Clearstream and are subject to change by them from time to time. Neither we, the underwriters nor the trustee or the paying agent take any responsibility for these operations or procedures, and you are urged to contact Euroclear or Clearstream or their respective participants directly to discuss these matters.
Secondary market trading between Euroclear Participants and Clearstream Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream Participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its respective

U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. depositaries.
Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the securities settled during such processing, will be reported to the relevant Euroclear Participants or Clearstream Participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear Participant or a Clearstream Participant to a DTC participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.
Governing Law
The indenture, the Notes and the guarantee will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law rules thereof to the extent that the application of the laws of another jurisdiction would be required thereby.
Certain Definitions
“ABL Credit Agreement” means the Fifth Amended and Restated Credit Agreement, dated as of July 10, 2025, among the Company and certain of its Subsidiaries, as Borrowers, Parent Guarantor and certain of its Subsidiaries, as guarantors, Bank of America, N.A., as agent, U.S. swingline lender and letter of credit issuer, Bank of America, N.A. (acting through its London branch), as ROW swingline lender, Bank of America, N.A. (acting through its Canada branch), as Canadian swingline lender, Bank of America, N.A. (acting through its Australia branch), as ANZ swingline lender, Bank of America Europe, Designated Activity Company, as European swingline lender, and the lenders and other financial institutions party thereto, together with the related documents (including any term loans and revolving loans thereunder, any guarantees and any security documents, instruments and agreements executed in connection therewith).
“Credit Facility” means one or more debt facilities or agreements (including the ABL Credit Agreement), commercial paper facilities, securities purchase agreements, indentures or similar agreements, in each case, providing for revolving loans, term loans, receivables financing (including through the sale of receivables to lenders or other purchasers or to special purpose entities formed to borrow from such lenders or other purchasers against such receivables), notes, debentures, letters of credit, the issuance and sale of securities or other debt financing, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith and in each case, as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreements, indentures or other instruments (and related documents) governing any form of Debt incurred to refinance or replace, in whole or in part, the borrowings and commitments at any time outstanding or permitted to be outstanding under such facility or agreement or successor facility or agreement whether by the same or any other lender or holder of Debt or group of lenders or holders of Debt and whether the same obligor or different obligors and whether for the same or a different amount (including an increased amount) or on the same or different terms, conditions, covenants and other provisions.
“Debt” means any indebtedness for borrowed money.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority or other entity of whatever nature.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
This section discusses the material United States federal income tax consequences of owning the notes we are offering. This discussion applies to you only if you acquire the notes in the offering and hold them as capital assets for United States federal tax purposes. Except as specifically noted, this section does not address any United States federal taxation other than income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including consequences arising under foreign, state, local, or other tax laws, including gift and estate tax laws, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:
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a dealer in securities,

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a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

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a bank or other financial institution,

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an insurance company,

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a retirement plan,

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a partnership or other pass-through entity for United States federal income tax purposes or an investor in such entity,

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a tax-exempt organization,

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a United States expatriate,

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a regulated investment company,

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a real estate investment trust,

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a person that owns the notes as a hedge or that are hedged against interest rate risks,

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a person that owns the notes as part of a straddle or conversion transaction for tax purposes,

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a person that purchases or sells the notes as part of a wash sale for tax purposes, or

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a United States holder (as defined below) whose functional currency for tax purposes is not the United States dollar.

If you purchase the notes at a price other than the offering price, the amortizable bond premium or market discount rules may also apply to you. You should consult your own tax advisor regarding this possibility.
This section is based on the United States Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code (“Treasury regulations”), published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.
If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds the notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership (or other entity or arrangement treated as a partnership) holding the notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the notes.
Please consult your own tax advisor concerning the consequences of owning the notes in your particular circumstances under the Code and the laws of any other taxing jurisdiction.
Effect of Certain Contingencies
As described in the section titled “Description of the Notes — Change of Control,” we may be obligated to make an additional payment on the notes in excess of the stated interest and principal on the notes. This contingency may implicate the provisions of the Treasury regulations relating to “contingent payment debt instruments.” Although the matter is not free from doubt, we intend to take the position that there is no more than a remote chance that a Change of Control Triggering Event will occur, and the notes should accordingly not be treated as contingent payment debt instruments because of the possibility of the additional payment. Assuming such position is respected, you would be required to include in income the amount of any such additional payment at the time such payment is received or accrued in accordance with your method of accounting for United States federal income tax purposes. If the Internal Revenue Service (“IRS”) successfully challenged this position, and the notes were treated as contingent payment debt instruments, you could be required to accrue interest income at a rate higher than the stated interest rate on the notes and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, retirement or redemption of the notes. You are urged to consult your own tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.
United States Holders
This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of the notes and you are, for United States federal income tax purposes:
•
an individual citizen or resident of the United States,

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a corporation or an entity treated as a corporation organized under the laws of the United States, any state thereof or the District of Columbia,

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an estate whose income is subject to United States federal income tax regardless of its source, or

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a trust (i) if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

If you are not a United States holder, this subsection does not apply to you and you should refer to “— Non-United States Holders” below.
Payments of Interest
You will be taxed on the stated interest on the notes as ordinary income at the time you receive such interest or when it accrues, depending on your method of accounting for tax purposes. It is expected, and this discussion assumes, that the notes will be issued with less than de minimis original issue discount for United States federal income tax purposes.
Sale, Retirement or Redemption of the Notes
You will generally recognize capital gain or loss on the sale, retirement or redemption of the notes in an amount equal to the difference between the amount you realize on the sale, retirement or redemption, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your adjusted tax basis in the notes. Your adjusted tax basis in the notes will generally be their cost to you. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the holder has a holding period greater than one year. The deductibility of capital losses is subject to certain limitations.
Non-United States Holders
This subsection describes the tax consequences to a Non-United States holder. You are a Non-United States holder if you are the beneficial owner of the notes and you are, for United States federal income tax purposes:
•
a nonresident alien individual,

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a foreign corporation, or

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an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from the notes.

If you are a United States holder, this subsection does not apply to you.
Withholding Taxes
Subject to the discussions of FATCA withholding and backup withholding below, payments of principal, premium and interest on the notes generally will not be subject to United States withholding taxes.
However, for the exemption from United States withholding taxes to apply to you, you must meet one of the following requirements:
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You provide a completed IRS Form W-8BEN, W-8BEN-E or substitute form to the bank, broker or other intermediary through which you hold your notes. The form you provide contains your name, address and a statement that you are the beneficial owner of the notes and that you are not a United States holder.

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You hold your notes directly through a “qualified intermediary,” and the qualified intermediary has sufficient information in its files indicating that you are not a United States holder. A qualified intermediary is a bank, broker or other intermediary that (1) is either a United States or non-United States entity, (2) is acting out of a non-United States branch or office and (3) has signed an agreement with the IRS providing that it will administer all or part of the United States tax withholding rules under specified procedures.

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You are entitled to an exemption from withholding tax on interest under an income tax treaty between the United States and your country of residence. To claim this exemption, you must generally provide a completed IRS Form W-8BEN or W-8BEN-E and claim this exemption on the form. In some cases, you may instead be permitted to provide documentary evidence of your claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.

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The interest income on the notes is effectively connected with your conduct of a trade or business in the United States and is not exempt from United States federal income tax under an income tax treaty. To claim this exemption, you must provide a completed IRS Form W-8ECI.

Even if you meet one of the above requirements, interest paid to you may be subject to United States withholding tax under any of the following circumstances:
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The withholding agent or an intermediary knows or has reason to know that you are not entitled to an exemption from withholding tax. Specific rules apply for this test.

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The IRS notifies the withholding agent that information that you or an intermediary provided concerning your status is false.

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An intermediary through which you hold the notes fails to comply with the procedures necessary to avoid withholding taxes on the notes. In particular, an intermediary is generally required to forward a copy of your IRS Form W-8BEN, W-8BEN-E or other documentary information concerning your status to the withholding agent for the notes. However, if you hold your notes through a qualified intermediary — or if there is a qualified intermediary in the chain of title between yourself and the withholding agent for the notes — the qualified intermediary will not generally forward this information to the withholding agent.

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You actually or constructively own 10% or more of the voting stock of URNA, are a “controlled foreign corporation” that is related to URNA actually or constructively through stock ownership, or are a bank making a loan in the ordinary course of its business. In these cases, you generally will be exempt from withholding taxes only if you are eligible for a treaty exemption or if the interest income is effectively connected with your conduct of a trade or business in the United States, as discussed above.

Interest payments made to you will generally be reported to the IRS and to you on IRS Form 1042-S. However, this reporting does not apply to you if you hold your notes directly through a qualified intermediary and the applicable procedures are complied with.

The rules regarding withholding are complex and vary depending on your individual situation. They are also subject to change. We suggest that you consult with your tax advisor regarding the specific methods for satisfying these requirements.
Sale, Retirement or Redemption of the Notes
If you sell the notes or they are retired or redeemed, you will not be subject to United States federal income tax on any gain unless one of the following applies:
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The gain is effectively connected with your conduct of a trade or business in the United States.

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You are an individual, you are present in the United States for at least 183 days during the year in which you dispose of the notes, and certain other conditions are satisfied.

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A portion of the amount you receive upon a sale, retirement or redemption represents accrued but unpaid interest, in which case the rules for interest (discussed under “— Withholding Taxes” above) would apply to such portion.

United States Trade or Business
If you hold your notes in connection with a trade or business that you are conducting in the United States:
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Any interest on the notes, and any gain from disposing of the notes, generally will be subject to income tax as if you were a United States holder.

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If you are a corporation, you may be subject to a 30% “branch profits tax” on your earnings that are connected with your United States trade or business, including earnings from the notes. The branch profits tax may be reduced or eliminated by an applicable income tax treaty.

FATCA Withholding
Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% United States federal withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-United States persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Payments of interest that you receive in respect of the notes could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold the notes through a non-United States person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). You should consult your own tax advisors regarding the relevant United States law and other official guidance on FATCA withholding.
Backup Withholding and Information Reporting
In general, if you are a noncorporate United States holder, we and other payors are required to report to the IRS all payments of principal, any premium and interest on your notes. In addition, we and other payors are required to report to the IRS any payment of proceeds of a sale or redemption of your notes before maturity within the United States. Additionally, backup withholding would apply to any payments if you fail to provide an accurate taxpayer identification number or (in the case of interest payments) you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your United States federal income tax returns or you fail to provide a certification under penalty of perjury that you are not subject to backup withholding.
In general, if you are a Non-United States holder, we and other payors are required to report payments of interest on your notes on IRS Form 1042-S. Payments of principal, premium or interest made by us and other payors to you will otherwise not be subject to information reporting and backup withholding, provided that the certification requirements described above under “— Non-United States Holders — Withholding Taxes” are satisfied or you otherwise establish an exemption. In addition, payment of the proceeds from a sale of notes effected at a United States office of a broker will not be subject to backup withholding and information reporting if (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and (ii) you have furnished to the payor or broker an appropriate IRS Form W-8, an acceptable substitute form or other documentation upon which it may rely to treat the payment as made to a non-United States person.
In general, payment of the proceeds from a sale of notes effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to an address in the United States or (iii) the sale has certain other specified connections with the United States.
Backup withholding is not an additional tax. You generally may obtain a refund or credit against your United States federal income tax liability of any amounts withheld under the backup withholding rules by timely furnishing the required information to the IRS.

UNDERWRITING (CONFLICTS OF INTEREST)
Subject to the terms and conditions in the underwriting agreement dated the date hereof among us and the underwriters named below, for whom BofA Securities, Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are acting as representatives, we have agreed to sell to each of the underwriters, and each of the underwriters has severally agreed to purchase from us, the principal amount of the notes indicated in the following table.
Underwriter	Principal Amount of 2029 Notes	Principal Amount of 2031 Notes	Principal Amount of 2036 Notes
BofA Securities, Inc.	$	$	$
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC
M&T Securities, Inc.
MUFG Securities Americas Inc.
PNC Capital Markets LLC
Regions Securities LLC
Scotia Capital (USA) Inc.
SMBC Nikko Securities America, Inc.
TD Securities (USA) LLC
Truist Securities, Inc.
U.S. Bancorp Investments, Inc.
Total	$	$	$
Under the terms and conditions of the underwriting agreement, if the underwriters purchase any of the notes, then they are obligated to purchase all of the notes. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
The underwriters propose to offer the notes initially at the applicable public offering price on the cover page of this prospectus supplement. After the initial offering of the notes to the public, the underwriters may change the applicable public offering price. The underwriters may offer and sell the notes through certain of their affiliates.
We estimate that the total expenses of this offering to be paid by us, excluding underwriting discounts and commissions, will be approximately $      .
We expect that delivery of the notes will be made against payment therefor on or about       , 2026, which will be the     business day following the date of pricing of the notes, or “T+   .” Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to the business day before delivery will be required, by virtue of the fact that the notes initially settle in T+   , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.
In connection with this offering and in compliance with applicable law, the underwriters may engage in over-allotment, stabilizing and syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.
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Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

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The underwriters may also effect transactions which stabilize, maintain or otherwise affect the market price of the notes at levels above those which might otherwise prevail in the open market.

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Such transactions may include placing bids for the notes or effecting purchases of the notes for the purpose of pegging, fixing or maintaining the price of the notes.

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Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions.

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Penalty bids permit the representatives of the underwriters to reclaim a selling concession from a syndicate member when the notes sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than it would otherwise be in the absence of these transactions. These transactions may be effected in the over-the-counter market or otherwise. The underwriters are not required to engage in any of these activities and such activities, if commenced, may be discontinued at any time.
The notes are offered for sale only in those jurisdictions where it is legal to offer them.
There is no public market for the notes. The notes will not be listed on any securities exchange or included in any automated quotation system. The underwriters have advised us that, following completion of the offering of the notes, they intend to make a market in the notes, as permitted by applicable law. They are not obligated, however, to make a market in the notes, and may discontinue any market-making activities at any time without notice, in their sole discretion. If any of the underwriters ceases to act as a market-maker for the notes for any reason, there can be no assurance that another firm or person will make a market in the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for these notes.
Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriters may be required to make in respect of any such liabilities.
In the ordinary course of their business, the underwriters and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions and financial advisory transactions with us and our affiliates for which they received or will receive customary fees and expenses. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. Affiliates of BofA Securities, Inc. are the agent, U.S. swingline lender, Canadian swingline lender, ROW swingline lender, European swingline lender, ANZ Swingline Lender and letter of credit issuer under the ABL Facility; affiliates of BofA Securities, Inc., Wells Fargo Bank, National Association, JPMorgan Chase Bank, N.A., The Bank of Nova Scotia and Goldman Sachs Bank USA are joint lead arrangers and joint bookrunners under the ABL Facility, and affiliates of MUFG Securities Americas Inc., M&T Bank, PNC Bank, National Association, Regions Bank, SMBC Nikko Securities America, Inc., TD Bank, N.A., Truist Bank and U.S. Bank, National Association are Co-Documentation Agents under the ABL Facility. An affiliate of Scotia Capital (USA) Inc. is the administrative agent under our Accounts Receivable Securitization Facility. In addition, certain affiliates of each of the underwriters are lenders under the ABL Facility and/or under our Accounts Receivable Securitization Facility. From time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Moreover, the underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Conflicts of Interest
As described under “Use of Proceeds,” we intend to use a portion of the net proceeds from this offering to repay in full the indebtedness outstanding under the Term Loan Facility and for general corporate purposes, including to reduce borrowings under the ABL Facility and the Accounts Receivable Securitization Facility. Respective affiliates of certain of the underwriters are lenders under these facilities and therefore may receive at least 5% of the net proceeds of this offering. If any one underwriter, together with its affiliates, were to receive 5% or more of the net proceeds from this offering through the repayment of such debt, such underwriter would be deemed to have a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc. Accordingly, this offering is being made in compliance with the applicable requirements of FINRA Rule 5121. Pursuant to FINRA Rule 5121, the appointment of a “qualified independent underwriter” is not required because the notes are investment grade-rated by one or more nationally recognized statistical rating organizations.
No underwriter having a conflict of interest under FINRA Rule 5121 will sell to a discretionary account any security with respect to which the conflict exists, unless the member has received specific written approval of the transaction from the account holder and retains documentation of the approval in its records.
Notice to Prospective Investors in the United Kingdom
The notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes: (a) a “retail investor” means a person who is either one (or both) of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended); or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to buy or subscribe for the notes. Consequently no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the notes or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the POATRs. This prospectus supplement is not a prospectus for the purposes of the POATRs or the Prospectus Rules: Admission to Trading on a Regulated Market sourcebook.
This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at (i) persons who are outside the UK, or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, “the Order”), or (iii) high net worth companies, unincorporated associations and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The notes are only available to relevant persons, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the notes will be engaged in only with relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any of their contents.
Each underwriter has agreed that:
A.
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us or the Guarantor; and
B.
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the UK.

Notice to Prospective Investors in the European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, (A) a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”), and (B) the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Switzerland
This prospectus supplement and the accompanying prospectus do not constitute an offer to the public or a solicitation to purchase or invest in any notes. No notes have been offered or will be offered to the public in Switzerland, except that offers of notes may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):
(a)   to any person which is a professional client as defined under the FinSA; or
(b)   in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance, provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 35 FinSA.

The notes have not been and will not be listed or admitted to trading on a trading venue in Switzerland.
Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to the FinSA and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948 as amended, the “FIEA”), and, accordingly, will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (meaning any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Hong Kong
The notes have not been and will not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No advertisement, invitation or document relating to the notes has been or will be issued or has been or will be in the possession of any person for the purpose of issue (in each case, whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Singapore
This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act 2001 (2020 Revised Edition) of Singapore (as modified and/or amended from time to time, the “SFA”). Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes have not been and will not be issued, circulated or distributed, nor have the notes been or will the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA; (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulation 2018 of Singapore; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
•
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•
a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:
•
to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(c)(ii) of the SFA;

•
where no consideration is or will be given for the transfer;

•
where the transfer is by operation of law;

•
as specified in Section 276(7) of the SFA; or

•
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

SFA Product Classification — In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), unless otherwise specified before an offer of notes, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

VALIDITY OF SECURITIES
The validity of the notes and the guarantee will be passed upon for us by Sullivan & Cromwell LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Cravath, Swaine & Moore LLP, New York, New York.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of our internal control over financial reporting as of December 31, 2025, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PROSPECTUS
United Rentals, Inc.
Common Stock
Preferred Stock
Warrants
United Rentals (North America), Inc.
Debt Securities
(and guarantees thereon)

United Rentals, Inc. (the “Guarantor”) may, from time to time, offer and sell common stock, preferred stock and warrants. United Rentals (North America), Inc. (“URNA”) may, from time to time, offer and sell debt securities, which may be senior, senior subordinated or subordinated, and the Guarantor will fully and unconditionally guarantee the principal of, and premium (if any) and interest on, such debt securities. The preferred stock of the Guarantor and the debt securities of URNA may be convertible into, or exchangeable for, common stock, preferred stock or other securities of the Guarantor. The warrants of the Guarantor may be exercisable for debt securities of URNA, common stock of the Guarantor or preferred stock of the Guarantor. We may offer and sell these securities from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering.
This prospectus provides you with a general description of the securities that may be offered in one or more offerings. Each time securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of the offering and the offered securities. A prospectus supplement may also add to, update, modify or supersede the information contained in this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement describing the method and terms of the applicable offering.
We may offer and sell the securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any of our securities, the applicable prospectus supplement will set forth any applicable commissions or discounts and any over-allotment options. See “Plan of Distribution” for a further description of the manner in which we may dispose of the securities covered by this prospectus. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
The common stock of the Guarantor is traded on the New York Stock Exchange under the symbol “URI”. On October 21, 2026, the closing sale price of our common stock on the New York Stock Exchange was $1,068.98 per share.
You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference herein and therein, before making an investment decision.
Investing in our securities involves certain risks. See the section titled “Risk Factors” beginning on page 6 of this prospectus and on page 9 of our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated herein by reference, as well as any risk factors included in, or incorporated by reference into, the applicable prospectus supplement, to read about factors you should consider before buying any of our debt securities, common stock, preferred stock or warrants, as applicable.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated October 23, 2026.

WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR ANY FREE WRITING PROSPECTUS. THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND ANY FREE WRITING PROSPECTUS MAY BE USED ONLY FOR THE PURPOSES FOR WHICH THEY HAVE BEEN PUBLISHED, AND NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION NOT CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT OR ANY FREE WRITING PROSPECTUS. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN ITS RESPECTIVE DATE. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this process, we may sell the securities described in this prospectus in one or more offerings. Each time we sell securities, we will provide a prospectus supplement, together with this prospectus, which will contain more specific information about the terms of the offering and the offered securities. The accompanying prospectus supplement may also add to, update, modify or supersede the information contained in this prospectus. If information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s Internet website at http://www.sec.gov.
We also make available on our Internet website, free of charge, our annual, quarterly and current reports, including any amendments to these reports, as well as certain other SEC filings, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Our website address is http://www.unitedrentals.com. The information contained on our website is not incorporated by reference into this document.
We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus or any applicable prospectus supplement or free writing prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement and the documents incorporated by reference therein for a copy of that contract or other document. You may review a copy of the registration statement through the SEC’s Internet website listed above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” the documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any documents filed by us with the SEC after the date of this prospectus or after the date of a document incorporated by reference into this prospectus, and, in each case, before the date that the offering of the securities by means of this prospectus is terminated, and that is incorporated by reference into this prospectus, will automatically update and, where applicable, supersede any information contained in this prospectus or such earlier filed document, respectively.
We incorporate by reference into this prospectus the following documents or information filed by us with the SEC (other than, in each case, documents (or portions thereof) or information deemed to have been furnished and not filed in accordance with SEC rules and regulations):
(1)
Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on January 28, 2026;

(2)
Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed on April 22, 2026;

(3)
Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed on July 22, 2026;

(4)
Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, filed on October 21, 2026;

(5)
Current Reports on Form 8-K filed on January 28, 2026 (Item 8.01 only), February 4, 2026 (Item 5.02 only), May 8, 2026 and June 18, 2026;

(6)
The description of our capital stock contained in a registration statement filed with the SEC under Section 12(b) of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description, which description is amended by the description contained in this prospectus; and

(7)
All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of the offering of the securities.

We will provide, free of charge, to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents, unless such exhibits are specifically incorporated by reference into those documents. You can request those documents from United Rentals, Inc. at 100 First Stamford Place, Suite 700, Stamford, Connecticut, 06902, Attention: Corporate Secretary, telephone number (203) 622-3131.
When we refer to “United Rentals,” the “Company,” “we,” “our” or “us” in this prospectus, we mean the Guarantor and its consolidated subsidiaries unless otherwise specified and unless the context otherwise requires.

FORWARD-LOOKING STATEMENTS
We have included in, or incorporated by reference into, this prospectus forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “seek,” “on-track,” “plan,” “project,” “forecast,” “intend” or “anticipate,” or the negative thereof or comparable terminology, or by discussions of strategy or outlook. You are cautioned that our business and operations are subject to a variety of risks and uncertainties, many of which are beyond our control, and, consequently, our actual results may differ materially from those projected by any forward-looking statements. See the section titled “Risk Factors” below for information regarding certain important factors that could cause our actual results to differ materially from those projected in our forward-looking statements. Our forward-looking statements contained herein speak only as of the date of this prospectus or, in the case of any document incorporated by reference into this prospectus, the date of that document. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statements are made.

THE COMPANY
United Rentals is the largest equipment rental company in the world, with an integrated network of 1,795 rental locations as of September 30, 2026. We primarily operate in the United States and Canada, and have a smaller presence in Europe, Australia and New Zealand. In 2025 and the nine months ended September 30, 2026, we generated total revenue of $16.1 billion and $13.3 billion, including $13.8 billion and $11.6 billion of equipment rental revenue, respectively.
As of September 30, 2026, our fleet of rental equipment included approximately 1,150,000 units. The total original equipment cost of our fleet, based on the initial consideration paid, was $24.8 billion as of September 30, 2026. The fleet includes:
•
General construction and industrial equipment, such as backhoes, skid-steer loaders, forklifts, earthmoving equipment and material handling equipment. In 2025, general construction and industrial equipment accounted for 39 percent of our equipment rental revenue;

•
Aerial work platforms, such as boom lifts and scissor lifts. In 2025, aerial work platforms accounted for 22 percent of our equipment rental revenue;

•
General tools and light equipment, such as pressure washers, water pumps and power tools. In 2025, general tools and light equipment accounted for 9 percent of our equipment rental revenue;

•
Trench safety equipment, such as trench shields, aluminum hydraulic shoring systems, slide rails, crossing plates, construction lasers and line testing equipment for underground work. In 2025, trench safety equipment accounted for 5 percent of our equipment rental revenue;

•
Power and HVAC (heating, ventilating and air conditioning) equipment, such as portable diesel generators, electrical distribution equipment and temperature control equipment. In 2025, power and HVAC equipment accounted for 11 percent of our equipment rental revenue;

•
Fluid solutions equipment, primarily used for fluid containment, transfer and treatment. In 2025, fluid solutions equipment accounted for 7 percent of our equipment rental revenue;

•
Mobile storage equipment and modular office space.   In 2025, mobile storage equipment and modular office space accounted for 3 percent of our equipment rental revenue; and

•
Surface protection mats.   In 2025, surface protection mats accounted for 4 percent of our equipment rental revenue.

In addition to renting equipment, we sell new and used rental equipment as well as related contractor supplies, parts and service.
Our principal executive offices are located at 100 First Stamford Place, Suite 700, Stamford, Connecticut, 06902, and our telephone number is (203) 622-3131.

RISK FACTORS
Investing in our securities involves certain risks. Before you invest in any of our debt securities, common stock, preferred stock or warrants, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

INFORMATION REGARDING THE ISSUER AND GUARANTOR
For the year ended December 31, 2025 and the nine months ended September 30, 2026, the Guarantor’s subsidiaries other than URNA represented approximately 9% of our consolidated revenues and approximately 12% and 11% of our consolidated net income, respectively. As of December 31, 2025 and September 30, 2026, those subsidiaries represented approximately 22% of our consolidated total assets and approximately 15% and 14% of our consolidated total liabilities, respectively.

USE OF PROCEEDS
Unless otherwise specified in the applicable prospectus supplement or other offering material, we will use the proceeds from the sale of the securities to repay our outstanding debt, to retire other securities or to provide funds for general corporate purposes.

SUMMARY DESCRIPTION OF THE SECURITIES WE MAY ISSUE
We may use this prospectus to offer from time to time:
•
Debt securities.   URNA may issue debt securities, which may be senior, senior subordinated or subordinated. The debt securities may be convertible into, or exchangeable for, the Guarantor’s common stock, preferred stock or other securities. The Guarantor will fully and unconditionally guarantee the principal of, and premium (if any) and interest on, such debt securities. The senior debt securities of URNA will rank equally in right of payment with any of URNA’s other senior unsecured debt. The terms of any subordination applicable to the senior subordinated or subordinated debt securities of URNA will be described in the applicable prospectus supplement.

•
Shares of common stock, par value $0.01 per share, of the Guarantor.

•
Shares of preferred stock, par value $0.01 per share, of the Guarantor. The preferred stock may be convertible into, or exchangeable for, other series of the Guarantor’s preferred stock or common stock. We may offer different series of preferred stock with different dividend, voting, conversion, redemption and liquidation rights.

•
Warrants.   These warrants may be issued by the Guarantor for the purchase of debt securities of URNA, common stock of the Guarantor or preferred stock of the Guarantor. Warrants may be issued independently or together with debt securities, common stock or preferred stock, and may be attached to or separate from those securities.

The applicable prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these securities to the extent they are not described in this prospectus.

DESCRIPTION OF DEBT SECURITIES
In this description, “we,” “us” and “our” refer to URNA and not to any of its subsidiaries, as the issuer of the applicable series of debt securities and the “Parent Guarantor” refers to United Rentals, Inc. and not to any of its subsidiaries.
Unless otherwise specified in the applicable prospectus supplement, debt securities of URNA will be issued in one or more series under an indenture, to be entered into between URNA and one or more trustees, a form of which will be filed as an exhibit to the registration statement of which this prospectus is a part. The following summary of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms and the provisions made part thereof by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The indenture governing the notes issued by URNA is referred to as the “indenture” in this description, and the trustee for the notes issued by URNA is referred to as the “trustee” in this description.
The following description briefly summarizes certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general terms and provisions described below may apply to such debt securities will be described in the applicable prospectus supplement. The terms of the debt securities will include those set forth in the indenture and the applicable supplemental indenture, if any, and those made a part of the indenture by the Trust Indenture Act. You should read the description below, the applicable prospectus supplement and the provisions of the indenture and the applicable supplemental indenture, if any, in their entirety before investing in any of the debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding terms and provisions of the indenture, any applicable supplemental indenture and any debt securities are summaries thereof, do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and any such supplements and debt securities, including the definitions therein of certain terms.
Unless otherwise stated in the applicable prospectus supplement, the aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities will describe the specific terms of such debt securities.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless otherwise stated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
General
The debt securities will be unsecured general obligations of URNA. Unless otherwise specified in the applicable prospectus supplement, the indebtedness represented by the debt securities will rank equally and pari passu with all other unsecured and unsubordinated indebtedness of URNA. The debt securities may be issued in one or more series, and unless otherwise provided, a series may be reopened for the issuance of additional debt securities of such series. Also, a single series may be issued at various times with different maturity dates, different interest rates and different dates from which interest accrues. One or more series of debt securities may be issued with the same or various maturities at par or at a discount. Debt securities bearing no interest or interest at a rate which at the time of issuance is below the market rate (“original issue discount securities”) will be sold at a discount below their stated principal amount. This discount may be substantial.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of or premium, if any, or interest on any series of debt securities is payable in a foreign currency or currencies, we will include in the applicable prospectus supplement information on the restrictions, elections, material federal income tax considerations, specific terms and other information with respect to that issue of debt securities and the foreign currency or currencies.

The prospectus supplement relating to a series of debt securities will include certain specific terms, including some or all of the following:
•
the issuer and the title of the debt securities;

•
the aggregate principal amount of the debt securities and any limit thereon;

•
the price or prices at which such debt securities will be sold;

•
the date or dates on which the principal and premium, if any, of the debt securities will be payable or the method used to determine those dates;

•
any interest rate on the debt securities, any date from which interest will accrue, any interest payment dates and regular record dates for interest payments, or the method used to determine any of the foregoing;

•
any foreign currency, currencies or currency units in which payments on the debt securities will be payable and the manner for determining the equivalent amount in U.S. currency;

•
any provisions for payments on the debt securities in one or more currencies or currency units other than those in which the debt securities are stated to be payable;

•
any provisions that would determine payments on the debt securities by reference to an index, formula or other method;

•
the place or places where payments on the debt securities will be payable, the debt securities may be presented for registration of transfer or exchange, and notices and demands to or upon us relating to the debt securities may be made;

•
certain provisions related to the redemption, purchase, exchange or repayment of the debt securities;

•
any provisions that would allow or obligate us to redeem, purchase or repay the debt securities prior to their maturity pursuant to any sinking fund or analogous provision or at the option of the holder;

•
whether the debt securities of the series will be convertible into or exchangeable for other debt securities, capital stock or other securities of any kind of the issuer or another person, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at the issuer’s option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;

•
if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities and the form of any legend or legends which will be borne by any such global securities, and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof and any other provisions governing exchanges or transfers of such global security;

•
the date as of which any global securities of any series shall be dated if other than the original issuance of the first debt securities of the series to be issued;

•
the denominations in which we will issue the debt securities, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•
the portion of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated, if other than the entire principal amount;

•
if issued as original issue discount securities, the amount of discount;

•
the applicability of the provisions described below under “— Satisfaction and Discharge” or such other means of satisfaction or discharge;

•
any variation of the defeasance and covenant defeasance sections of the indenture and the manner in which our election to defease the debt securities will be evidenced, if other than by a board resolution;

•
the appointment of any paying agents or agents, security registrar or authenticating agent for the debt securities;

•
any deletion from or addition to or change in the events of default for the debt securities and any change in the rights of the trustee or the holders of the debt securities arising from an event of default including, among others, the right to declare the principal amount of the debt securities due and payable;

•
any deletion from or modification of or addition to the covenants applicable to the particular debt securities being issued;

•
whether the debt securities of the series will be guaranteed and the terms and conditions upon which those debt securities will be guaranteed;

•
any restriction or condition on the transferability of the debt securities;

•
any subordination provisions and related definitions in the case of debt securities that are subordinated in right of payment to the prior payment of any other indebtedness;

•
any additions or changes to the indenture necessary to issue the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•
the material U.S. federal income tax considerations applicable to the debt securities, including the material federal income tax consequences and other special considerations applicable to original issue discount securities;

•
provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events; and

•
any other terms of the debt securities and, if applicable, the guarantees thereof.

Guarantees
Unless otherwise described in the applicable prospectus supplement, the debt securities issued by URNA will be fully and unconditionally guaranteed by the Parent Guarantor. The obligations of the Parent Guarantor under its guarantee will be limited as necessary to prevent such guarantees from constituting a fraudulent conveyance under applicable law.
Limitation on Liens
Subject to the defeasance and covenant defeasance provisions described under “— Defeasance and Covenant Defeasance,” neither the Parent Guarantor nor any of its Subsidiaries will create, incur, issue, assume or guarantee (collectively, “incur”), any Debt secured by a Lien, other than a Permitted Lien (as defined below), upon any Principal Property or the Capital Stock of any Subsidiary that owns any Principal Property without equally and ratably securing any debt securities then outstanding (for so long as such Debt is so secured). Any of the following Liens is a “Permitted Lien”:
(1)
Liens securing any Hedging Obligations between the Parent Guarantor and any of its Subsidiaries, on the one hand, and one or more Persons that are, at the time such Hedging Obligations are entered into, lenders under one or more Credit Facilities of the Parent Guarantor or any of its Subsidiaries (or affiliates of such lenders), on the other hand, which Liens encumber assets that are also subject to Liens securing Debt under Credit Facilities;

(2)
Liens on Capital Stock in any joint venture owned by the Parent Guarantor or any of its Subsidiaries securing Debt of such joint venture;

(3)
Liens in favor of the Parent Guarantor or any of its Subsidiaries, including, without limitation, Liens securing Debt between or among the Parent Guarantor and any of its Subsidiaries;

(4)
Liens securing Debt under Credit Facilities in an aggregate principal amount that, together with the aggregate amount of outstanding Debt secured by Liens pursuant to clause (23) that extended, renewed, substituted or replaced Debt originally secured by Liens pursuant to this clause (4) (or successively extended, renewed, substituted or replaced Debt secured by Liens pursuant to clause (23) that was originally secured by Liens pursuant to this clause (4)), do not exceed the greater of (i) $12.1 billion and (ii) the Borrowing Base at the time of incurrence;
(5)
Liens consisting of an agreement to sell, transfer or dispose of any asset or property to the extent not prohibited by the covenant under “Merger, Consolidation or Sale of Assets”;

(6)
Liens created in connection with any equity interest repurchase program in favor of any broker, dealer, custodian, trustee or agent administering or effecting transactions pursuant to an equity interest repurchase program;

(7)
(A) Liens on any Principal Property or on the Capital Stock of a Person holding such Principal Property to secure Debt existing at the time of the acquisition of such Principal Property or Capital Stock of such Person holding such Principal Property and (B) Liens created prior to, contemporaneously with or within 270 days after (or created pursuant to firm commitment financing arrangements obtained within that period) the completion of the acquisition, improvement, alteration, construction or commencement of full operation of any Principal Property (whichever is latest) to secure debt incurred for the purposes of payment of the purchase price of such Principal Property or the cost of such improvement, alteration, construction or commencement of full operation; provided, in the case of clauses (A) and (B), that such Liens do not extend to any Principal Property or any Capital Stock of any Subsidiary that owns any Principal Property other than (i) in the case of clause (A) such Principal Property so acquired or the Capital Stock of such Person so acquired and (ii) in the case of clause (B), such Principal Property so acquired, improved, altered, constructed or operationalized;

(8)
Liens on property or assets of a Person existing at the time such Person is merged with or into or consolidated with the Parent Guarantor or any Subsidiary of the Parent Guarantor; provided that such Liens were in existence prior to and not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Parent Guarantor or the applicable Subsidiary of the Parent Guarantor;

(9)
Liens on assets of any Person existing at the time such Person becomes a Subsidiary of the Parent Guarantor; provided that such Liens were in existence prior to and not incurred in contemplation of such Person becoming a Subsidiary of the Parent Guarantor and do not extend to any assets other than those of the Person that became a Subsidiary of the Parent Guarantor;

(10)
Liens of sellers of goods to the Parent Guarantor or any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business;

(11)
Liens in favor of customs and revenue authorities arising by operation of law to secure payment of customs duties in connection with the importation of goods;

(12)
Liens created or assumed in the ordinary course of business in connection with workmen’s compensation, unemployment insurance or other forms of governmental insurance or benefits and other social security laws or similar laws or regulations (other than Liens arising under the U.S. Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder), including cash collateral for obligations in respect of letters of credit, guarantee obligations or similar instruments related to the foregoing and deposits securing liability insurance carriers under insurance or self-insurance arrangements in the ordinary course of business, or to secure the performance of bids, tenders or trade contracts (including, but not limited to, insurance contracts), leases, statutory obligations, surety and appeal bonds (or deposits made to otherwise secure an appeal, stay or discharge in the course of any legal proceeding), performance or completion bonds and other obligations of a like nature or other cash deposits required to be made, in each case in the ordinary course of business;

(13)
Liens with respect to landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, suppliers’, processors’, workman’s, repairmen’s and other like Liens imposed by law, securing obligations that are not overdue by more than 60 days or are being contested;

(14)
Liens arising out of litigation or judgments being contested;

(15)
Liens imposed by law for taxes, assessments or governmental charges or levies that (i) are not yet delinquent or are being contested in good faith by appropriate proceedings or for which adequate reserves have been set aside in accordance with GAAP or other applicable accounting rules or (ii) would not reasonably be expected to have a material adverse effect on the Parent Guarantor and its Subsidiaries taken as a whole;

(16)
any interest or title of a lessor, sublessor, lessee, sublessee, licensee, sublicensee, licensor or sublicensor under any lease or license agreement in the ordinary course of business;

(17)
Liens existing on the issue date of the applicable series of debt securities;

(18)
Liens in favor of the United States or any state thereof, or in favor of any other country, or political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or improvements, or, in the case of real property, the cost of construction, of the assets subject to such Liens, including, without limitation, Liens incurred in connection with pollution control, industrial revenue or similar financing;

(19)
zoning restrictions, easements, rights-of-way, restrictions on the use of property, other similar encumbrances incurred in the ordinary course of business and minor irregularities of title, which do not materially interfere with the ordinary conduct of the business of the Parent Guarantor and its Subsidiaries taken as a whole;

(20)
Liens in connection with the operation of cash management programs and any statutory or common law provision relating to banker’s Liens, rights of set-off, revocation, refund, chargeback, overdraft or similar rights and remedies as to deposit, securities and commodities accounts or other funds maintained with a creditor depository institution or a securities or commodities intermediary in the ordinary course of business and not with the intent of granting security;

(21)
Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code;

(22)
Liens securing Debt in an aggregate principal amount that, together with (i) the aggregate principal amount of outstanding Attributable Debt in respect of Sale/Leaseback Transactions entered into pursuant to the covenant under “— Limitation on Sale/Leaseback Transactions” and (ii) the aggregate amount of outstanding Debt secured by Liens pursuant to clause (23) that extended, renewed, substituted or replaced Debt originally secured by Liens pursuant to this clause (22) (or successively extended, renewed, substituted or replaced Debt secured by Liens pursuant to clause (23) that was originally secured by Liens pursuant to this clause (22)), do not exceed the greater of (A) $3.24 billion and (B) 15.0% of Consolidated Net Tangible Assets at the time of incurrence; and

(23)
any extension, renewal, substitution or replacement (and successive extensions, renewals, substitutions and replacements), in whole or in part, of any Lien that was previously so secured, and permitted to be secured under the indenture; provided that (a) such extension, renewal, substitution or replacement Lien is limited to the same property that secured the original Lien (plus improvements and accessions to such property) and (b) the principal amount of the Debt secured by the new Lien is not greater than the principal amount of any Debt secured by the Lien that is refinanced, replaced, refunded, renewed, exchanged, substituted, repaid or extended, plus accrued interest and any fees and expenses, including, without limitation, premium or defeasance costs payable in connection with any such refinancing, replacement, refunding, renewal, exchange, repayment or extension.

For purposes of determining compliance with this covenant, (x) a Lien need not be incurred solely by reference to one category of Permitted Liens described above but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, URNA shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this covenant; provided, however, that any Liens under the ABL Credit Agreement existing on the issue date of the applicable series of debt securities shall be deemed to be incurred under clause (4) above and may not be reclassified.
Any Lien created for the benefit of the holders of the debt securities pursuant to this covenant shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien giving rise to the obligation to equally and ratably secure the debt securities.
Limitation on Sale/Leaseback Transactions
Except as described under “— Defeasance and Covenant Defeasance,” the Parent Guarantor will not, and will not permit any of its Subsidiaries to, enter into any Sale/Leaseback Transaction with respect to a Principal Property and with a lease exceeding three years, other than leases between or among the Parent Guarantor and its Subsidiaries, unless:
(1)
the Parent Guarantor and/or such Subsidiary or Subsidiaries would be entitled to incur Debt in an amount equal to or greater than the Attributable Debt in respect of such Sale/Leaseback Transaction, secured by a Lien on such Principal Property without being required to secure the debt securities in accordance with the covenant under “— Limitation on Liens”; and

(2)
within 180 days after such Sale/Leaseback Transaction, the Parent Guarantor or such Subsidiary applies an amount equal to the net proceeds of such Sale/Leaseback Transaction to the retirement of funded Debt of Parent Guarantor or any of its Subsidiaries or the purchase, acquisition or, in the case of real property, construction of other property that will constitute Principal Property, provided, however, that the amount to be applied to the retirement of funded Debt shall be reduced by (a) the principal amount of any debt securities delivered within 180 days after such sale to the trustee for retirement and cancellation, and (b) the principal amount of such funded Debt, other than debt securities, voluntarily retired by the Parent Guarantor or any of its Subsidiaries within 180 days after such sale or transfer. Notwithstanding the foregoing, no retirement referred to in this clause (2) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

Merger, Consolidation or Sale of Assets
U RNA may not consolidate with or merge with or into any other person, or sell, lease, transfer or otherwise dispose of all or substantially all of the properties and assets of URNA and its subsidiaries, taken as a whole, to any other person (but excluding a sale, lease, transfer or other disposition to the Parent Guarantor or any of its subsidiaries) unless the successor entity is organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia, and is treated as a corporation for U.S. federal income tax purposes (or, if such entity is not treated as a corporation for U.S. federal income tax purposes, URNA shall have delivered to the trustee an opinion of counsel of a nationally recognized tax counsel to the effect that the beneficial owners of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such consolidation, merger, sale, lease, transfer or other disposition and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such consolidation, merger, sale, lease, transfer or other disposition had not occurred) and:
•
in the case of a merger, URNA is the continuing person; or

•
in case URNA consolidates with or merges into another person (and URNA is not the continuing person), or sells, leases, transfers or otherwise disposes of all or substantially all of the properties and assets of URNA and its subsidiaries, taken as a whole, to another person (other than the Parent Guarantor), the person formed by such consolidation or into which URNA is merged or the person that acquires by sale, lease, transfer or other disposition of all or substantially all of the properties and assets of URNA and its subsidiaries, taken as a whole, will assume, by a supplemental indenture executed and delivered to the trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on the debt securities, and URNA’s other obligations under the indenture and the debt securities; and
•
immediately after giving effect to such transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing which has not otherwise been waived or remedied in compliance with the terms of the indenture.

Every such successor person, upon executing such supplemental indenture, will succeed to URNA with the same effect as if it had been an original party hereto and to the debt securities (which succession shall (except in the case of a lease of all or substantially all of the properties and assets of URNA and its subsidiaries, taken as a whole) relieve URNA of all liabilities and discharge URNA from all obligations and covenants, in each case under the indenture and the debt securities), and such successor person will possess and from time to time may exercise each and every power hereunder of URNA, and any act or proceeding required by the indenture to be done or performed by any board, governing body or officer of URNA may be done or performed with like force and effect by the like board or officer of such successor person. In case of any such consolidation, merger, sale, lease, transfer or other disposition, such changes in phraseology and form (but not in substance) may be made in the debt securities thereafter to be issued as may be appropriate.
The Parent Guarantor may not consolidate with or merge with or into any other person, or sell, lease, transfer or otherwise dispose of all or substantially all of the properties and assets of the Parent Guarantor and its subsidiaries, taken as a whole, to any other person (but excluding a sale, lease, transfer or other disposition to any subsidiary of the Parent Guarantor) unless the successor entity is organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and:
•
in the case of a merger, the Parent Guarantor is the continuing person; or

•
in case the Parent Guarantor consolidates with or merges into another person (and the Parent Guarantor is not the continuing person), or sells, leases, transfers or otherwise disposes of all or substantially all of the properties and assets of the Parent Guarantor and its subsidiaries, taken as a whole, to another person, the person formed by such consolidation or into which the Parent Guarantor is merged or the person that acquires by sale, lease, transfer or other disposition of all or substantially all of the properties and assets of the Parent Guarantor and its subsidiaries, taken as a whole, will assume, by a supplemental indenture executed and delivered to the trustee, the guarantee, and the Parent Guarantor’s other obligations under the indenture; and

•
immediately after giving effect to such transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing which has not otherwise been waived or remedied in compliance with the terms of the indenture.

Every such successor person, upon executing such supplemental indenture, will succeed to the Parent Guarantor with the same effect as if it had been an original party hereto (which succession shall (except in the case of a lease of all or substantially all of the properties and assets of the Parent Guarantor and its subsidiaries, taken as a whole) relieve the Parent Guarantor of all liabilities and discharge the Parent Guarantor from all obligations and covenants, in each case under the indenture and the guarantee), and such successor person will possess and from time to time may exercise each and every power hereunder of the Parent Guarantor and any act or proceeding required by the indenture to be done or performed by any board, governing body or officer of the Parent Guarantor may be done or performed with like force and effect by the like board or officer of such successor person. In case of any such consolidation, merger, sale, lease, transfer or other disposition, such changes in phraseology and form (but not in substance) may be made in the debt securities thereafter to be issued as appropriate.
To the extent there is any subsidiary guarantor, no subsidiary guarantor may consolidate with or merge with or into any other person, or sell, lease, transfer or otherwise dispose of all or substantially all of the properties and assets of such subsidiary guarantor and its subsidiaries, taken as a whole, to any other person

(other than the Parent Guarantor or any of its subsidiaries) unless the successor entity is organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and:
•
in the case of a merger, it, URNA, the Parent Guarantor or any other subsidiary guarantor is the continuing person; or

•
in case a subsidiary guarantor consolidates with or merges into another person (and a subsidiary guarantor, URNA or the Parent Guarantor is not the continuing person), or sells, leases, transfers or otherwise disposes of all or substantially all of the properties and assets of such subsidiary guarantor and its subsidiaries, taken as a whole, to another person (other than the Parent Guarantor or any of its subsidiaries), the person formed by such consolidation or into which it is merged or the person that acquires by sale, lease, transfer or other disposition all or substantially all of the properties and assets of such subsidiary guarantor and its subsidiaries, taken as a whole, will assume, by a supplemental indenture executed and delivered to the trustee, the guarantee, and such subsidiary guarantor’s other obligations under the indenture; and

•
immediately after giving effect to such transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing which has not otherwise been waived or remedied in compliance with the terms of the indenture, provided, that the foregoing paragraph shall not apply to a transaction pursuant to which such subsidiary guarantor shall be released from its obligations under its guarantee and the indenture in accordance with the indenture.
Every such successor person, upon executing such supplemental indenture, will succeed to the subsidiary guarantor with the same effect as if it had been an original party to the indenture (which succession shall (except in the case of a lease of all or substantially all of the properties and assets of such subsidiary guarantor and its subsidiaries, taken as a whole) relieve the applicable subsidiary guarantor of all liabilities and discharge the applicable subsidiary guarantor from all obligations and covenants, in each case under the indenture and the guarantee), and such successor person will possess and from time to time may exercise each and every power hereunder of the applicable subsidiary guarantor and any act or proceeding required by the indenture to be done or performed by any board, governing body or officer of the applicable subsidiary guarantor may be done or performed with like force and effect by the like board or officer of such successor person.
Notwithstanding the foregoing, (i) the Parent Guarantor, URNA or any subsidiary guarantor may sell, lease, transfer or otherwise dispose of all or part of its properties and assets to the Parent Guarantor or any of its subsidiaries, (ii) the Parent Guarantor or any subsidiary guarantor may convert into a corporation, partnership, limited partnership, limited liability company, trust or other entity organized under the laws of the United States of America, any state thereof or the District of Columbia and (iii) any subsidiary guarantor may consolidate with or merge with or into, or sell, lease, transfer or otherwise dispose of all or part of its properties and assets to URNA, the Parent Guarantor or another subsidiary guarantor or person that becomes a subsidiary guarantor.
There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a person.
Events of Default
The indenture defines an “event of default” with respect to any series of debt securities. Unless we state otherwise in the prospectus supplement, each of the following will be an event of default under the indenture for any series of debt securities:
•
our failure to pay interest on any of the debt securities of that series when due and payable, and continuance of the default for a period of 30 days (unless the entire amount of such payment is deposited by us or, if applicable, the Parent Guarantor with the trustee or with a paying agent prior to 11:00 a.m., New York City time, on the 30th day of such period);

•
our failure to pay principal or premium, if any, on any of the debt securities of that series when due;

•
our or the Parent Guarantor’s failure to perform, or our or the Parent Guarantor’s breach, of any covenant in the indenture in respect of that series, other than a covenant for which there are other consequences of breach or nonperformance or a covenant included in the indenture solely for the benefit of another series of debt securities, and continuance of that failure or breach, without that failure or breach having been cured or waived, for a period of 90 days (or, solely in the case of default in the performance or breach of reporting obligations by the Parent Guarantor, 180 days) after the trustee gives notice to us or, in the case of notice by the holders, the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series give notice to us and the trustee, specifying the default or breach, requiring it to be remedied and stating that such notice is a “notice of default” under the indenture;

•
default or defaults under one or more indentures or instruments for indebtedness for borrowed money under which we or any of our Significant Subsidiaries (as defined in the indenture) have outstanding an aggregate principal amount of at least $300,000,000 and either (A) such indebtedness is already due and payable in full or (B) such default or defaults results in an acceleration of the payment of the maturity of such indebtedness; provided, however, that no default or event of default will be deemed to occur with respect to any such accelerated indebtedness that is paid or is otherwise acquired or retired within 20 business days after such acceleration;

•
the guarantee of the Parent Guarantor or any Significant Subsidiary with respect to any series of debt securities is held in any judicial proceeding to be unenforceable or invalid or, except as permitted by the indenture, ceases for any reason to be in full force and effect, or the Parent Guarantor or any Significant Subsidiary denies or disaffirms its obligations under its guarantee with respect to the debt securities of such series in writing, in each case other than by reason of release pursuant to the terms of the indenture or the terms of any other documents with respect to such series of debt securities and such event continues for ten business days;

•
specified events involving URNA’s, the Parent Guarantor’s or any Significant Subsidiary’s bankruptcy, insolvency or reorganization; or

•
any other event of default we may provide for that series of debt securities.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. The indenture will provide that, within 90 days after the occurrence of any default with respect to a series of debt securities that a responsible officer of the trustee has actual knowledge, the trustee will send to all holders of debt securities of that series notice of the default, unless the default has been cured or waived. However, the indenture will provide that the trustee may withhold notice of a default with respect to a series of debt securities, except a default in payment of principal, premium, if any, or interest, if any, if the trustee in good faith determines that doing so is in the interest of the holders of the debt securities of the applicable series.
The indenture will provide that if an event of default, other than an event of default relating to events of bankruptcy, insolvency or reorganization, with respect to a series of debt securities occurs and is continuing, either the trustee or the holders of no fewer than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal of, or such lesser amount as may be provided for with respect to debt securities of that series, and accrued and unpaid interest, if any, on the debt securities of that series to be due and payable immediately by a notice in writing to us (and to the trustee if given by the holders), and upon any such declaration, such principal or such lesser amount, as the case may be, and such accrued and unpaid interest will become immediately due and payable. The indenture will also provide that if an event of default relating to events of bankruptcy, insolvency or reorganization with respect to a series of debt securities occurs then the principal of, and accrued and unpaid interest, if any, on, all the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of the debt securities. However, upon specified conditions, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may rescind and annul an acceleration of the debt securities of that series and its consequences.

Any time period in the indenture to cure any actual or alleged default or event of default may be extended or stayed by a court of competent jurisdiction. A notice of default may not be given with respect to any action taken and reported publicly or to the holders of the debt securities of the applicable series more than two years prior to such notice of default.
Subject to the provisions of the Trust Indenture Act requiring the trustee, during the continuance of an event of default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities unless those holders have offered, and if requested, provided to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities that may be incurred by taking such action.
Subject to this requirement, holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by an event of default voting together as a single class have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to the debt securities of each such series.
The indenture will require URNA, prior to April 30 in each year, commencing with the year beginning on January 1, 2027 (or within 120 days after the end of URNA’s fiscal year), to furnish to the trustee a statement as to compliance with the indenture.
Notwithstanding any other provision of the indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and to institute suit for the enforcement of those payments, and this right will not be impaired without the consent of the holder.
Modification and Waivers
The indenture will permit us and the trustee, with the consent of (i) the holders of not less than a majority in principal amount of the outstanding debt securities voting as a single class or (ii) if fewer than all of the series of the outstanding debt securities are affected by such addition, change, elimination or modification, the holders of not less than a majority in principal amount of the outstanding debt securities of all series so affected by such supplemental indenture voting as a single class (including, for the avoidance of doubt, consents obtained in connection with a purchase of, or tender offer or exchange for, such debt securities), to modify or amend any of the provisions of the indenture or of the debt securities or the rights of the holders of the debt securities under the indenture. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment, among other things:
•
change the stated maturity of the principal of or any installment of principal of or interest, if any, on the debt securities, or reduce the principal amount thereof or the rate (or modify the calculation of such rate) of interest thereon, or reduce the amount payable upon redemption thereof at our option, or reduce the amount of the principal of any original issue discount security that would be due and payable upon a declaration of acceleration of the maturity pursuant to the indenture;

•
adversely affect a holder’s right to receive payment of the principal of and interest on any security on the stated maturity (including any interest payment date) thereof or impair the right to institute suit to enforce such payment on or after the stated maturity (including any interest payment date) of the debt securities, in each case as such stated maturity (including any interest payment date) may, if applicable, be extended in accordance with the terms of such debt securities, or, in the case of redemption at the option of URNA, on or after the redemption date;

•
change the currency in which the principal of, any premium or interest on, any debt security is payable;

•
reduce the percentage in principal amount of outstanding debt securities whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of the indenture or certain defaults under the indenture and their consequences;

•
make certain modifications to the provisions for modification of the indenture and for certain waivers, except to increase the principal amount of outstanding debt securities necessary to consent to any such change; or

•
if the debt securities of any series are convertible or exchangeable into any other securities or property of URNA or any affiliate, make any change that adversely affects in any material respect the right to convert or exchange any debt security of such series (except as permitted by the indenture) or decrease the conversion or exchange rate or increase the conversion price of any such debt security of such series, unless such decrease or increase is permitted by the terms of such debt security.

A supplemental indenture which changes or eliminates any covenant or other provision of the indenture which has expressly been included solely for the benefit of one or more particular series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.
The indenture also contains provisions permitting us and the trustee, without the consent of the holders of the debt securities, to modify or amend the indenture, among other things:
•
to convey, transfer, assign, mortgage or pledge to the trustee as security for all or any series of debt securities any property or assets that we may desire;

•
to evidence the succession of another entity to the applicable issuer or any guarantor of the debt securities or its successors, as applicable, and the assumption by the successor entity of the covenants, agreements and obligations of the applicable issuer or any guarantor of all or any series of debt securities, as applicable;

•
to add to or modify our covenants and agreements to those included in the indenture for the protection of holders of debt securities (and if such covenants, agreements, restrictions or conditions are to be for the benefit of fewer than all series of debt securities, stating that such covenants, agreements, restrictions or conditions are expressly being included solely for the benefit of such series);

•
to add or modify the events of default for the benefit of the holders of debt securities (and if such additional or modified events of default are to be for the benefit of fewer than all series of debt securities, stating that such additional or modified events of default are expressly being included solely for the benefit of such series);

•
to prohibit the authentication and delivery of additional series of debt securities under the indenture;

•
to cure any ambiguity, omission, mistake, defect or inconsistency;

•
to make such other provisions in regard to matters or questions arising under the indenture as are not inconsistent with the provisions of the indenture or any supplemental indenture; provided that such action shall not adversely affect the rights of any holders of debt securities of any series in any material respect;

•
to establish the form and terms of debt securities of any series issued under the indenture, or to authorize the issuance of additional debt securities of a series previously authorized or to add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the debt securities of any series, as set forth in the indenture, or other conditions, limitations or restrictions thereafter to be observed;

•
to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series or to add to or change any of the provisions of the indenture as will be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•
to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•
to delete, amend or supplement any provision contained herein or in any supplemental indenture (which deletion, amendment or supplement may apply to one or more series of debt securities or may apply to the indenture generally, including the amendment and restatement of the indenture), provided that such amendment or supplement does not (i) apply to any debt security of any series then outstanding created or issued prior to the date of the supplemental indenture pursuant to which such deletion, amendment or supplement, as the case may be, is made and entitled to the benefit of such provision deleted, amended or supplemented by such supplemental indenture or (ii) adversely modify the rights of the holder of any such debt security;
•
to add guarantors or co-obligors for the benefit of the debt securities of all or any series or to release guarantors from their guarantees of the debt securities in accordance with the terms of the applicable series of debt securities;

•
to evidence or facilitate the release, termination, defeasance or discharge of a guarantee of the debt securities of all or any series when such release, termination, defeasance or discharge is permitted under the indenture;

•
to secure the debt securities or guarantees of all or any series or to release or discharge security for the debt securities in accordance with the terms of the applicable series of debt securities;

•
to comply with the applicable procedures of the applicable depositary;

•
to comply with the Trust Indenture Act or maintain the qualification of the indenture under the Trust Indenture Act; or

•
to conform the provisions of the indenture and the debt securities or any related guarantees to the description thereof contained in this prospectus and any related prospectus supplement.

The holders of a majority in principal amount of the outstanding debt securities of all series affected by our noncompliance with certain restrictive provisions of the indenture voting as a single class may waive our compliance with such provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities of all series with respect to which a default has occurred and is continuing voting together as a single class may, on behalf of all holders of debt securities of each such series, waive any past default under the indenture with respect to the debt securities of each such series and its consequences, except, unless otherwise specified in the indenture, no such waiver will be permitted with respect to any default of any provision which, under the terms of the indenture, cannot be modified or amended without consent of the holder of each outstanding debt security in a series so affected (including a default in the payment of the principal of, or premium, if any, or interest, if any, on the debt securities).
Satisfaction and Discharge
Upon our direction, the indenture will cease to be of further effect with respect to any debt security specified, subject to the survival of specified provisions of the indenture, and we will be deemed to have been satisfied and discharged from our obligations with respect to such debt securities and the Parent Guarantor of such debt securities shall be automatically discharged, released from and relieved of all of its obligations under its guarantee of such debt securities, when:
•
either: (i) all debt securities issued under the indenture, subject to exceptions, have been delivered to the trustee for cancellation; or (ii) all debt securities issued under the indenture have become due and payable, will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we have deposited with the trustee, in trust, funds in the currency in which the debt securities are payable, or, in the case of any debt securities denominated in U.S. dollars, direct or indirect obligations of the U.S. or, in the case of any debt securities denominated in a foreign currency, direct or indirect obligations of a government or governments in the confederation that issued such foreign currency (“government obligations”), or a combination thereof, as applicable, in an amount sufficient to pay and discharge the entire indebtedness on the debt securities which have not been delivered to the trustee for cancellation, including the principal, premium, if any, and interest, if any, to the date of the deposit, if the debt securities have become due and payable, or to the maturity or redemption date of the debt securities, as the case may be; provided that in connection with any redemption that requires the payment of the premium, the amount deposited shall be sufficient to the extent that an amount is deposited with the trustee equal to such premium calculated as of the date of the deposit, with any deficit as of the redemption date only required to be deposited with the trustee on or prior to 11:00 a.m. Eastern Time on the redemption date;
•
we have paid all other sums payable under the indenture with respect to the outstanding debt securities issued under the indenture; and

•
the trustee has received each officer’s certificate and opinion of counsel called for by the indenture.

Defeasance and Covenant Defeasance
We may elect with respect to debt securities of any series issued under the indenture either:
•
to defease and be discharged from all of our obligations with respect to the outstanding debt securities of such series (“defeasance”), except for, among other things,

•
the obligation to register the transfer or exchange of debt securities of such series,

•
the obligation to replace temporary or mutilated, destroyed, lost or stolen debt securities of such series,

•
the obligation to maintain an office or agency in respect of debt securities of such series, and

•
the obligation to hold monies for payment in trust; or

•
to be released from our obligations, and the Parent Guarantor to be released from its obligations, with respect to debt securities of any series under specified covenants in the indenture, and any omission to comply with those obligations will not constitute a default or an event of default with respect to debt securities of such series (“covenant defeasance”), in either case upon the irrevocable deposit by us with the applicable trustee at the time that we make such election, in trust for that purpose, of an amount in the currency in which the debt securities are specified as payable and/or government obligations (determined on the basis of the currency in which such debt securities are then specified as payable) which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal, premium, if any, and interest, if any, on the due dates for those payments.
The defeasance or covenant defeasance described above will only be effective if, among other things:
•
in the case of defeasance, we will have delivered to the trustee an opinion of counsel, subject to customary assumptions and exclusions, confirming that:

•
we have received from or there has been published by the Internal Revenue Service a ruling, or

•
since the date of the indenture there has been a change in applicable U.S. federal income tax law,

•
in either case to the effect that, and based on this ruling or change in law, the opinion of counsel will confirm that the beneficial owners of debt securities of a series then outstanding will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

•
in the case of covenant defeasance, we will have delivered to the trustee an opinion of counsel, subject to customary assumptions and exclusions, to the effect that the beneficial owners of the debt securities then outstanding will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•
the trustee has received each officer’s certificate and opinion of counsel called for by the indenture;

•
if the cash and/or government obligations deposited are sufficient to pay the principal of, and premium, if any, and interest, if any, with respect to the debt securities provided the debt securities are redeemed on a particular redemption date, we will have given the trustee irrevocable instructions to redeem the debt securities on that date and to provide notice of such redemption to holders of such debt securities as provided in or pursuant to the indenture;
•
no event of default or default (other than that resulting from borrowing funds to be applied to make the irrevocable deposit described above and the granting of any liens in connection therewith) will have occurred and be continuing on the date of the deposit into trust, and, solely in the case of defeasance, no event of default or default with respect to the applicable debt securities for specified events involving our bankruptcy, insolvency or reorganization will have occurred and be continuing on the date of the irrevocable deposit described above; and

•
upon the defeasance or covenant defeasance of URNA’s obligations with respect to the debt securities of any series, the Parent Guarantor of the debt securities of such series shall be automatically released from and relieved of all of its obligations under its guarantee of the debt securities of such series, and the trustee, at the expense of URNA, shall execute proper instruments acknowledging such release and relief with respect to the Parent Guarantor.

In the event covenant defeasance is effected with respect to the debt securities of any series and the debt securities of such series are declared due and payable because of the occurrence of any event of default other than an event of default with respect to the covenants as to which covenant defeasance has been effected, which would no longer be applicable to the debt securities after covenant defeasance, the amount of monies and/or government obligations deposited with the trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that event of default. However, we would remain liable to make payment of those amounts due at the time of acceleration.
Book-Entry Securities
Unless otherwise indicated in the prospectus supplement, the debt securities will be issued in the form of one or more fully registered global notes that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), as the depositary, and registered in the name of Cede & Co., DTC’s nominee, or such other name as may be requested by an authorized representative of DTC.
Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, will undertake to perform only those duties as are specifically set forth in the indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of its own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered, and if requested, provided security and indemnity satisfactory to it against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

Governing Law
The indenture, the debt securities and any related guarantees will be governed by, and construed in accordance with, the laws of the State of New York.
Certain Definitions
“ABL Credit Agreement” means the Fifth Amended and Restated Credit Agreement, dated as of July 10, 2025, among URNA and certain of its Subsidiaries, as Borrowers, Parent Guarantor and certain of its Subsidiaries, as guarantors, Bank of America, N.A., as agent, U.S. swingline lender and letter of credit issuer, Bank of America, N.A. (acting through its London branch), as ROW swingline lender, Bank of America, N.A. (acting through its Canada branch), as Canadian swingline lender, Bank of America, N.A. (acting through its Australia branch), as ANZ swingline lender, Bank of America Europe, Designated Activity Company, as European swingline lender, and the lenders and other financial institutions party thereto, together with the related documents (including any term loans and revolving loans thereunder, any guarantees and any security documents, instruments and agreements executed in connection therewith).
“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in such transaction, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Debt represented thereby shall be determined in accordance with the definition of “Capital Lease Obligation.”
“Borrowing Base” means:
(1)
60% of the value of inventory owned by the Parent Guarantor or any of its Subsidiaries, other than rental equipment held for sale or rental; plus

(2)
the lesser of (x) 100% of the net book value of rental equipment of the Parent Guarantor and its Subsidiaries and (y) 85% of the liquidation value of the rental equipment of the Parent Guarantor and its Subsidiaries, in each case, as reasonably determined by URNA from time to time.
“Capital Lease Obligation” means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a finance lease under GAAP, and, for the purpose of the indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.
“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock or equity participations, and any rights (other than debt securities convertible or exchangeable into capital stock), warrants or options exchangeable for or convertible into such capital stock and, including with respect to partnerships, limited liability companies or business trusts, ownership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnerships, limited liability companies or business trusts.
“Consolidated Net Tangible Assets” as of any date of determination, means the total amount of assets (less the sum of goodwill and other intangibles, net) which would appear on a consolidated balance sheet of the Parent Guarantor and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to the acquisition or disposal of any property or assets consummated on or prior to such date and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of:
(1)   minority interests in consolidated Subsidiaries held by Persons other than the Parent Guarantor or a Subsidiary;
(2)   treasury stock; and

(3)   cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities.
“Consolidated Current Liabilities” as of the date of determination means the aggregate amount of liabilities of the Parent Guarantor and its consolidated Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating:
(1)   all intercompany items between the Parent Guarantor and any Subsidiary; and
(2)   all current maturities of long-term Debt, all as determined in accordance with GAAP consistently applied.
“Credit Facility” means one or more debt facilities or agreements (including the ABL Credit Agreement), commercial paper facilities, securities purchase agreements, indentures or similar agreements, in each case, providing for revolving loans, term loans, receivables financing (including through the sale of receivables to lenders or other purchasers or to special purpose entities formed to borrow from such lenders or other purchasers against such receivables), notes, debentures, letters of credit, the issuance and sale of securities or other debt financing, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith and in each case, as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreements, indentures or other instruments (and related documents) governing any form of Debt incurred to refinance or replace, in whole or in part, the borrowings and commitments at any time outstanding or permitted to be outstanding under such facility or agreement or successor facility or agreement whether by the same or any other lender or holder of Debt or group of lenders or holders of Debt and whether the same obligor or different obligors and whether for the same or a different amount (including an increased amount) or on the same or different terms, conditions, covenants and other provisions.
“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.
“Debt” means any indebtedness for borrowed money.
“Fuel Hedging Agreement” means any forward contract, swap, option, hedge or other similar financial agreement designed to protect against fluctuations in fuel prices.
“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Protection Agreement, Currency Agreement or Fuel Hedging Agreement.
“Interest Rate Protection Agreement” means, with respect to any Person, any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include interest rate swaps, caps, floors, collars and similar agreements.
“Lien” means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind.
“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority or other entity of whatever nature.

“Principal Property” means (1) any office building, distribution facility, warehouse or similar facility (including fixtures incorporated into such facility and including any parcel of real estate or group of contiguous parcels of real estate upon which it is erected) and (2) any parcel of real estate or group of contiguous parcels of real estate, in the case of each of clauses (1) and (2), that is owned by the Parent Guarantor or any of its Subsidiaries and located within the United States, and that individually has a book value on the date on which the determination is being made, without deduction of any depreciation reserves, that exceeds 2% of Consolidated Net Tangible Assets, other than any such office building, distribution facility, warehouse or similar facility or parcel or group of contiguous parcels that the chief executive officer, an executive vice president, a senior vice president or a vice president and the chief financial officer of the Parent Guarantor determines in good faith is not material to the business of the Parent Guarantor and its Subsidiaries taken as a whole.
“Sale/Leaseback Transaction” means an arrangement relating to any Principal Property owned by the Parent Guarantor or a Subsidiary of the Parent Guarantor whereby the Parent Guarantor or a Subsidiary of the Parent Guarantor transfers such Principal Property to a Person (other than the Parent Guarantor or a Subsidiary of the Parent Guarantor) and the Parent Guarantor or a Subsidiary of the Parent Guarantor leases it from such Person.
“Subsidiary” means, as to any Person, (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof; and (ii) any other Person (other than a corporation), including a partnership, limited liability company, business trust or joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has a majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions). For purposes of this definition, any directors’ qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.
“Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

DESCRIPTION OF GUARANTEE OF DEBT SECURITIES
The Guarantor will guarantee, fully and unconditionally, the due and punctual payment of the principal of, premium, if any, and interest on one or more series of debt securities issued by URNA whether at maturity, by acceleration, redemption, repurchase or otherwise, in accordance with the terms of the applicable guarantee and the applicable indenture. The specific terms of such guarantee will be set forth in the prospectus supplement with respect to the offering of the guaranteed debt securities.

DESCRIPTION OF THE GUARANTOR’S COMMON STOCK
The following description of the Guarantor’s common stock is a summary of the material terms of our common stock. This summary may not contain all of the information that is important to you and is qualified in its entirety by reference to our seventh amended and restated certificate of incorporation (our “certificate of incorporation”), our third amended and restated by-laws (our “by-laws”) and applicable Delaware law.
General
The Guarantor is authorized by its certificate of incorporation to issue up to 500,000,000 shares of common stock, par value $0.01 per share.
As of October 19, 2026, there were 61,916,588 shares of the Guarantor’s common stock, $0.01 par value, outstanding. As of September 30, 2026, there were 508 shares of common stock reserved for issuance pursuant to options granted under our stock option plans.
The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate and issue in the future.
Dividend Rights
Subject to the rights of the holders of our preferred stock (if any), the holders of our common stock have the right to receive dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by our Board of Directors (our “Board”), from legally available funds.
Voting Rights; Declassified Board
Each holder of record of our common stock is entitled to one vote for each share held on all matters submitted to a vote at a meeting of our stockholders. Except as otherwise required by law, holders of our common stock will vote together as a single class on all matters presented to the stockholders for their vote or approval, including the election of directors. There are no cumulative voting rights with respect to the election of directors or any other matters. Our by-laws require a director to be elected by a majority of votes cast with respect to such director in uncontested elections. Pursuant to our certificate of incorporation, all directors are elected annually for one-year terms.
Liquidation Rights
Subject to the rights of the holders of our preferred stock (if any), in the event of our liquidation, dissolution or winding-up, holders of our common stock are entitled to share equally in the assets available for distribution after payment of all creditors.
No Redemption, Conversion or Preemptive Rights; No Sinking Fund Provisions
Holders of our common stock have no redemption rights, conversion rights or preemptive rights to purchase or subscribe for our securities. There are no redemption provisions or sinking fund provisions applicable to our common stock.
Fully Paid and Nonassessable
When the Guarantor issues shares of its common stock, the shares will be fully paid and nonassessable, which means that the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares.
No Restrictions on Transfer
Neither our certificate of incorporation nor our by-laws contains any restrictions on the transfer of our common stock. In the case of any transfer of shares, there may be restrictions imposed by applicable securities laws.

Issuance of Common Stock
In certain instances, the issuance of authorized but unissued shares of common stock may have an antitakeover effect. The Board’s authority to issue additional shares of common stock may help deter or delay a change of control by increasing the number of shares needed to gain control.
Certain Provisions in our Certificate of Incorporation and By-laws
The Guarantor’s certificate of incorporation and by-laws contain a number of provisions that may be deemed to have the effect of discouraging or delaying attempts to gain control of us, including provisions: (i) providing the Board with the exclusive power to determine the exact number of directors comprising the entire Board, subject to the certificate of incorporation and the right of the holders of preferred stock to elect directors (if any); (ii) authorizing the Board or a majority of the directors then in office or the sole remaining director (and not stockholders unless there are no directors then in office) to fill vacancies in the Board; (iii) requiring advance notice of stockholder proposals; (iv) providing the Board with flexibility in scheduling the annual meeting (subject to state law requirements); (v) providing that the by-laws may be amended by the Board; and (vi) authorizing the Board to issue preferred stock with rights and privileges, including voting rights, as it may deem appropriate. The foregoing provisions could impede a change of control.
Section 203 of the Delaware General Corporation Law
The Guarantor is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or, in certain cases, within the preceding three years, did own) 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between the Guarantor and an interested stockholder is prohibited unless it satisfies one of the following conditions:
•
prior to the stockholder becoming an interested stockholder, the Board must have previously approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Guarantor outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and officers; or

•
the business combination is approved by the Board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2∕3% of the outstanding voting stock which is not owned by the interested stockholder.

Listing
The Guarantor’s common stock is traded on the New York Stock Exchange and trades under the symbol “URI”.
Transfer Agent
The transfer agent for our shares of common stock is Equiniti Trust Company, LLC.

DESCRIPTION OF THE GUARANTOR’S PREFERRED STOCK
The following description of the Guarantor’s preferred stock outlines some of the provisions of our preferred stock. This information may not be complete in all respects and is qualified in its entirety by reference to our certificate of incorporation and by-laws, and the certificate of designation relating to your series of preferred stock. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of preferred stock may differ from the general description of terms presented below.
General
The Guarantor is authorized by its certificate of incorporation to issue up to 5,000,000 shares of preferred stock, par value $0.01 per share, in one or more series. Currently, there are no shares of our preferred stock issued and outstanding.
Subject to the restrictions prescribed by law, our Board is authorized to fix the number of shares of any series of unissued preferred stock, to determine the designations and the rights, preferences, privileges, restrictions and limitations granted to or imposed upon any series of unissued preferred stock (including dividend rights (which may be cumulative or non-cumulative), voting rights, conversion rights, redemption rights and terms, sinking fund provisions, liquidation preferences and any other relative rights, preferences and limitations of that series) and, within any applicable limits and restrictions established, to increase or decrease the number of shares of such series subsequent to its issue. Before we issue any series of preferred stock, our Board will adopt resolutions creating and designating such series as a series of preferred stock. Stockholders will not need to approve these resolutions. The issuance of preferred stock could adversely affect the voting and other rights of holders of our common stock and may have the effect of delaying or preventing a change in control of the Guarantor.
Terms Contained in the Prospectus Supplement
The applicable prospectus supplement will contain the dividend, voting, conversion, redemption, sinking fund, liquidation and other rights, preferences, privileges, restrictions or limitations of any series of preferred stock. The applicable prospectus supplement will describe the following terms of a series of preferred stock:
•
the designation and stated value per share of preferred stock and the number of shares of preferred stock offered;

•
the initial public offering price at which we will issue the preferred stock;

•
whether the shares will be listed on any securities exchange;

•
the dividend rate or method of calculation, the payment dates for dividends and the dates from which dividends will start to cumulate;

•
any voting rights;

•
any conversion rights;

•
any redemption or sinking fund provisions;

•
the amount of liquidation preference per share; and

•
any additional dividend, voting, conversion, redemption, sinking fund, liquidation and other rights or restrictions.

The applicable prospectus supplement may also describe some of the U.S. federal income tax consequences of the purchase and ownership of the series of preferred stock.
No Preemptive Rights
The holders of our preferred stock will have no preemptive rights to buy any additional shares of preferred stock.

Fully Paid and Nonassessable
When we issue shares of our preferred stock, the shares will be fully paid and nonassessable, which means the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares.
No Restrictions on Transfer
Neither our certificate of incorporation nor our by-laws contains any restrictions on the transfer of our preferred stock. In the case of any transfer of shares, there may be restrictions imposed by applicable securities laws.
Issuance of Preferred Stock
In certain instances, the issuance of authorized but unissued shares of preferred stock may have an antitakeover effect. The authority of the Board to issue preferred stock with rights and privileges, including voting rights, as it may deem appropriate, may enable the Board to prevent a change of control despite a shift in ownership of our common stock.

DESCRIPTION OF THE GUARANTOR’S WARRANTS
The following description outlines some of the provisions of each warrant agreement, the warrants and the warrant certificates. This information may not be complete in all respects and is qualified in its entirety by reference to the relevant warrant agreement with respect to the warrants of any particular series. The specific terms of any series of warrants will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of warrants may differ from the general description of terms presented below.
General
We may issue warrants for the purchase of debt securities of URNA, common stock of the Guarantor or preferred stock of the Guarantor. Warrants may be issued independently or together with such debt securities, common stock or preferred stock, and may be attached to or separate from those securities. Currently, there are no warrants issued and outstanding.
Each series of warrants will be evidenced by certificates issued under a separate warrant agreement to be entered into between us and a bank, as warrant agent, selected by us with respect to such series, having its principal office in the United States and having combined capital and surplus of at least $50,000,000.
The applicable prospectus supplement relating to a series of warrants will mention the name and address of the warrant agent. The applicable prospectus supplement will describe the terms of the warrant agreement and the series of warrants in respect of which this prospectus and the accompanying prospectus supplement are being delivered, including:
•
the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•
the offering price;

•
the aggregate number of warrants;

•
whether the warrants or related securities will be listed on any securities exchange;

•
the currency for which such warrants may be purchased;

•
the date on which the warrants and the related securities will be separately transferable;

•
in the case of warrants to purchase debt securities of URNA, the principal amount of debt securities that can be purchased upon exercise of one warrant, and the price and currency for purchasing those debt securities upon exercise and, in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, that can be purchased upon the exercise of one warrant, and the price for purchasing such shares upon this exercise;

•
the dates on which the right to exercise the warrants will commence and expire and, if the warrants are not continuously exercisable, any dates on which the warrants are not exercisable;

•
the terms of the securities issuable upon exercise of those warrants;

•
provisions for changes to or adjustments in the exercise price;

•
whether the warrants will be issued in global or certificated form; and

•
any other terms of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for transfer registration, and may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. If the warrants are not separately transferable from the securities with which they were issued, this exchange may take place only if the certificates representing such related securities are also exchanged. Prior to warrant exercise, warrantholders will not have any rights as holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities of URNA, the right to receive the principal of, and premium (if any) or interest payments on, the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive any dividends, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.
Where appropriate, the applicable prospectus supplement will describe the U.S. federal income tax considerations relevant to the warrants.
Exercise of Warrants
Each warrant will entitle the holder to purchase the securities specified in the applicable prospectus supplement at the exercise price mentioned or calculated as described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m., New York time, on the expiration date mentioned in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Warrants may be exercised by delivery of the warrant certificate representing the warrants to be exercised or, in the case of global securities, by delivery of an exercise notice for those warrants, together with certain information and payment to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement, of the required purchase amount. The information required to be delivered will be on the reverse side of the warrant certificate and in the applicable prospectus supplement. Upon receipt of such payment and the warrant certificate or exercise notice properly executed at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement, we will, within the time period provided by the relevant warrant agreement, issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.
If mentioned in the applicable prospectus supplement, securities may be surrendered as all or part of the exercise price for warrants.
Antidilution Provisions
In the case of warrants to purchase common stock, the exercise price payable and the number of shares of common stock to be purchased upon warrant exercise may be adjusted in certain events, including:
•
the issuance of share dividends to stockholders or a combination, subdivision or reclassification of our common stock;

•
the issuance of rights, warrants or options to all stockholders entitling them to purchase shares of common stock for aggregate consideration per share less than the current market price per share;

•
any distribution by us to our stockholders of evidences of our indebtedness or of assets, excluding cash dividends or distributions referred to above; and

•
any other events mentioned in the applicable prospectus supplement.

No adjustment in the number of shares purchasable upon warrant exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number. No fractional shares will be issued upon warrant exercise, but we will pay the cash value of any fractional shares otherwise issuable.
Modification
We and the relevant warrant agent may amend any warrant agreement and the terms of the related warrants by executing a supplemental warrant agreement, without any such warrantholder’s consent, for the purpose of:
•
curing any ambiguity, any defective or inconsistent provision contained in the warrant agreement, or making any other corrections to the warrant agreement that are not inconsistent with the provisions of the warrant certificates;

•
evidencing the succession of another corporation to us and their assumption of our covenants contained in the warrant agreement and the warrants;

•
appointing a successor depositary, if the warrants are issued in the form of global securities;

•
evidencing a successor warrant agent’s acceptance of appointment with respect to the warrants;

•
adding to our covenants for the warrantholders’ benefit or surrendering any right or power conferred upon us under the warrant agreement;

•
issuing warrants in definitive form, if such warrants are initially issued in the form of global securities; or

•
amending the warrant agreement and the warrants as we deem necessary or desirable and that will not adversely affect the warrantholders’ interests in any material respect.

We and the warrant agent may also amend any warrant agreement and the related warrants by a supplemental agreement with the consent of the holders of a majority of the unexercised warrants such amendment affects, for the purpose of adding, modifying or eliminating any of the warrant agreement’s provisions or of modifying the holders’ rights. However, no such amendment that:
•
changes the number or amount of securities purchasable upon warrant exercise so as to reduce the number of securities receivable upon this exercise;

•
shortens the time period during which the warrants may be exercised;

•
otherwise adversely affects the exercise rights of such warrantholders in any material respect; or

•
reduces the number of unexercised warrants may be made without the consent of each holder affected by that amendment.

Consolidation, Merger and Sale of Assets
Each warrant agreement will provide that we may consolidate or merge with or into any other corporation or sell, lease, transfer or convey all or substantially all of our assets to any other corporation; provided, however, that:
•
either we must be the continuing corporation, or the corporation other than us formed by or resulting from any consolidation or merger or that receives the assets must be organized and existing under the laws of any U.S. jurisdiction (or any subdivision thereof) and must assume our obligations for the unexercised warrants and the performance of all covenants and conditions of the relevant warrant agreement; and

•
we or that successor corporation must not immediately be in default under that warrant agreement.

Enforceability of Rights by Holders of Warrants
Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us. Any warrantholder may, without the consent of the warrant agent or of any other warrantholder, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that warrant.
Replacement of Warrant Certificates
We will replace any destroyed, lost, stolen or mutilated warrant certificate upon delivery to us and the relevant warrant agent of evidence satisfactory to them of the ownership of that warrant certificate and of the destruction, loss, theft or mutilation of that warrant certificate, and (in the case of mutilation) surrender of that warrant certificate to the relevant warrant agent, unless we or the warrant agent has received notice that the warrant certificate has been acquired by a bona fide purchaser. That warrantholder will also be required to provide indemnity satisfactory to the relevant warrant agent and us before a replacement warrant certificate will be issued.

Title
We, the warrant agents and any of their agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus and any applicable prospectus supplements:
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through underwriters or dealers;

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through agents;

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directly to purchasers; or

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through a combination of any such methods of sale.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:
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at a fixed price or prices that may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

If underwriters are used to sell securities, we will enter into an underwriting agreement or similar agreement with them at the time of the sale to them. In that connection, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act of 1933. If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions.
The applicable prospectus supplement relating to the securities will set forth:
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the offering terms, including the name or names of any underwriters, dealers or agents;

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the purchase price of the securities and the proceeds to us, if any, from such sale;

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any underwriting discounts, concessions, commissions and other items constituting compensation to underwriters, dealers or agents;

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any initial public offering price;

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any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers; and

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any securities exchanges on which the securities may be listed.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement are delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.
Underwriters, dealers and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution by us to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.
Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.
Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise. These activities will be described in more detail in the sections titled “Plan of Distribution” or “Underwriting” in the applicable prospectus supplement.

VALIDITY OF SECURITIES
Unless otherwise indicated in the prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP, New York, New York, and for any underwriters or agents, as the case may be, by Cravath, Swaine & Moore LLP, New York, New York.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of our internal control over financial reporting as of December 31, 2025, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

United Rentals (North America), Inc.
    % Senior Notes due 2029
    % Senior Notes due 2031
    % Senior Notes due 2036

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
BofA Securities	Goldman Sachs & Co. LLC	J.P. Morgan
Wells Fargo Securities
Co-Managers
M&T Securities	MUFG	PNC Capital Markets LLC
Regions Securities LLC	Scotiabank	SMBC Nikko
TD Securities	Truist Securities	US Bancorp
October   , 2026